                                                                    Exhibit 10.1

================================================================================

                         POST-PETITION CREDIT AGREEMENT

                           dated as of April 11, 2005,

                                      among

                            EAGLEPICHER INCORPORATED,

                          THE GUARANTORS PARTY HERETO,

                            THE LENDERS PARTY HERETO

                                       and

                         HARRIS TRUST AND SAVINGS BANK,
                                  as DIP Agent

================================================================================

                                TABLE OF CONTENTS

SECTION                                                HEADING                                         PAGE
ARTICLE I               DEFINITIONS..................................................................    2

       Section 1.01.    Defined Terms................................................................    2
       Section 1.02.    Terms Generally..............................................................   20
       Section 1.03.    Accounting Terms; GAAP.......................................................   21

ARTICLE II              THE CREDITS..................................................................   21

       Section 2.01.    Commitments..................................................................   21
       Section 2.02.    Loans and Borrowings.........................................................   21
       Section 2.03.    Requests for Borrowings......................................................   22
       Section 2.04.    Swingline Loans..............................................................   22
       Section 2.05.    Letters of Credit............................................................   23
       Section 2.06.    Funding of Borrowings........................................................   28
       Section 2.07.    Intentionally Deleted........................................................   28
       Section 2.08.    Termination and Reduction of Commitments.....................................   28
       Section 2.09.    Repayment of Loans; Evidence of Debt.........................................   29
       Section 2.10.    Prepayment of Loans..........................................................   30
       Section 2.11.    Fees.........................................................................   31
       Section 2.12.    Interest.....................................................................   32
       Section 2.13.    Increased Costs..............................................................   33
       Section 2.14.    Taxes........................................................................   34
       Section 2.15.    Payments Generally; Pro Rata Treatment; Sharing of Set-Offs..................   35
       Section 2.16.    Mitigation Obligations.......................................................   38

ARTICLE III             REPRESENTATIONS AND WARRANTIES...............................................   38

       Section 3.01.    Organization; Powers.........................................................   38
       Section 3.02.    Authorization; Enforceability................................................   39
       Section 3.03.    Governmental Approvals; No Conflicts.........................................   39
       Section 3.04.    Financial Condition; No Material Adverse Change..............................   39
       Section 3.05.    Properties...................................................................   40
       Section 3.06.    Litigation and Environmental Matters.........................................   40
       Section 3.07.    Compliance with Laws and Agreements..........................................   41
       Section 3.08.    Investment and Holding Company Status........................................   41
       Section 3.09.    Taxes........................................................................   41
       Section 3.10.    ERISA........................................................................   41
       Section 3.11.    Disclosure...................................................................   41
       Section 3.12.    Subsidiaries.................................................................   42
       Section 3.13.    Insurance....................................................................   42
       Section 3.14.    Labor Matters................................................................   42
       Section 3.15.    Margin Regulations...........................................................   42
       Section 3.16.    Interim Financing Order......................................................   42

       Section 3.17.    Super-Priority Administrative Expense........................................   43

ARTICLE IV              CONDITIONS...................................................................   43

       Section 4.01.    Effective Date...............................................................   43
       Section 4.02.    Each Credit Event............................................................   46

ARTICLE V               AFFIRMATIVE COVENANTS........................................................   47

       Section 5.01.    Financial Statements and Other Information...................................   47
       Section 5.02.    Notices of Material Events...................................................   49
       Section 5.03.    Information Regarding Collateral.............................................   50
       Section 5.04.    Existence; Conduct of Business...............................................   50
       Section 5.05.    Payment of Obligations.......................................................   50
       Section 5.06.    Maintenance of Properties....................................................   50
       Section 5.07.    Insurance....................................................................   51
       Section 5.08.    Casualty and Condemnation....................................................   51
       Section 5.09.    Books and Records; Inspections...............................................   51
       Section 5.10.    Compliance with Laws.........................................................   51
       Section 5.11.    Use of Proceeds and Letters of Credit........................................   52
       Section 5.12.    Investment Banking Firm Engagements..........................................   52
       Section 5.13.    DIP Agent's Financial Consultant.............................................   52
       Section 5.14.    Foreign Subsidiary Distributions, Etc........................................   53
       Section 5.15.    Further Assurances...........................................................   53

ARTICLE VI              NEGATIVE COVENANTS...........................................................   53

       Section 6.01.    Indebtedness; Certain Equity Securities......................................   53
       Section 6.02.    Liens........................................................................   55
       Section 6.03.    Fundamental Changes..........................................................   56
       Section 6.04.    Investments, Loans, Advances, Guarantees and Acquisitions....................   56
       Section 6.05.    Asset Sales..................................................................   58
       Section 6.06.    Sale and Leaseback Transactions..............................................   58
       Section 6.07.    Swap Agreements..............................................................   58
       Section 6.08.    Restricted Payments; Certain Payments of Indebtedness........................   58
       Section 6.09.    Transactions with Affiliates.................................................   59
       Section 6.10.    Restrictive Agreements.......................................................   59
       Section 6.11.    Amendment of Material Documents..............................................   59
       Section 6.12.    Chapter 11 Claims............................................................   60
       Section 6.13.    Assets Purchases, Executory Contracts, Pre-Petition Debt and Payments
                            Outside the Ordinary Course of Business..................................   60
       Section 6.14.    Limitation on Restrictions on Subsidiary Distributions.......................   60
       Section 6.15.    No Additional Subsidiaries; Inactive Subsidiaries; Receivables
                            Subsidiary...............................................................   60

ARTICLE VII             EVENTS OF DEFAULT............................................................   61

ARTICLE VIII            THE ADMINISTRATIVE AGENT.....................................................   66


ARTICLE IX.             THE COLLATERAL...............................................................   68

       Section 9.01.    Security.....................................................................   68
       Section 9.02.    Perfection of Security Interests.............................................   69
       Section 9.03.    Receivables and Inventory Collections........................................   69
       Section 9.04.    Cash Collateral Account......................................................   69
       Section 9.05.    Rights of DIP Agent..........................................................   70
       Section 9.06.    Performance by DIP Agent of Debtor's Post-Petition Obligations...............   70
       Section 9.07.    DIP Agent's  Appointment as Attorney-in-Fact.................................   71

ARTICLE X               GUARANTEE....................................................................   73

       Section 10.01.   Guarantee....................................................................   73
       Section 10.02.   Right of Contribution........................................................   73
       Section 10.03.   No Subrogation...............................................................   74
       Section 10.04.   Amendments, Etc. with Respect to the Borrower Obligations....................   74
       Section 10.05.   Guarantee Absolute and Unconditional.........................................   75
       Section 10.06.   Reinstatement................................................................   75
       Section 10.07.   Payments.....................................................................   76

ARTICLE IX              MISCELLANEOUS................................................................   76

       Section 11.01.   Notices......................................................................   76
       Section 11.02.   Waivers; Amendments..........................................................   76
       Section 11.03.   Expenses; Indemnity; Damage Waiver...........................................   78
       Section 11.04.   Successors and Assigns.......................................................   79
       Section 11.05.   Survival.....................................................................   82
       Section 11.06.   Counterparts; Integration; Effectiveness.....................................   82
       Section 11.07.   Severability.................................................................   83
       Section 11.08.   Right of Set-Off.............................................................   83
       Section 11.09.   Governing Law; Jurisdiction; Consent to Service of Process...................   83
       Section 11.10.   Waiver of Jury Trial.........................................................   84
       Section 11.11.   Headings.....................................................................   84
       Section 11.12.   Confidentiality..............................................................   84
       Section 11.13.   Interest Rate Limitation.....................................................   85
       Section 11.14.   Disclosure...................................................................   85
       Section 11.15.   No Modification; No Discharge; Survival of Claims............................   85
       Section 11.16.   Pre-Petition Loan Documents..................................................   85
       Section 11.17.   Bankruptcy Code Waivers......................................................   86

SCHEDULES:

Schedule 1.01(a)  --   Inactive Subsidiaries
Schedule 1.01(b)  --   Joint Ventures
Schedule 1.01(c)  --   Initial Mortgaged Properties
Schedule 2.01     --   Commitments
Schedule 3.05     --   Real Property
Schedule 3.06     --   Disclosed Matters
Schedule 3.12     --   Subsidiaries
Schedule 3.13     --   Insurance
Schedule 6.01     --   Existing Indebtedness
Schedule 6.02     --   Existing Liens
Schedule 6.04     --   Existing Investments
Schedule 6.10     --   Existing Restrictions

EXHIBITS:

Exhibit A         --   Borrowing Base Report
Exhibit B         --   Interim Financing Order (with Budget attached)
Exhibit C         --   Executory Contracts
Exhibit D         --   Assignment and Assumption

                         POST-PETITION CREDIT AGREEMENT

         POST-PETITION CREDIT AGREEMENT, dated as of April 11, 2005, is by and among EAGLEPICHER INCORPORATED, an Ohio corporation (the "Borrower"), as debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, and each of the parties executing this Agreement under the heading "Guarantors" (each a "Guarantor" and collectively the "Guarantors"), each as debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code (the Borrower and the Guarantors, each a "Debtor" and collectively the "Debtors"), each of which Guarantors is a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code (the cases of the Borrower and the Guarantors who are Debtors, each a "Chapter 11 Case" and collectively the "Chapter 11 Cases"), the several banks and other financial institutions or entities from time to time parties to this Agreement (individually a "Lender" and collectively the "Lenders"), HARRIS TRUST AND SAVINGS BANK, individually ("Harris") and as administrative and collateral agent for the Lenders (in such capacity, the "DIP Agent").

                             PRELIMINARY STATEMENTS:

     A. On April 11, 2005 (the "Petition Date"), the Borrower and the Guarantors filed voluntary petitions for relief with the United States Bankruptcy Court for the Southern District of Ohio, Western Division, initiating the Chapter 11 Cases and have continued in possession of their assets and the management of their businesses pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

     B. EaglePicher Holdings, Inc., a Delaware corporation ("Holdings"), as debtor and debtor-in-possession in a Chapter 11 Case, owns all of the issued and outstanding capital stock of the Borrower; and the Borrower owns, directly or indirectly, all of the issued and outstanding capital stock or other equity interests of each of the other Guarantors.

     C. The Borrower and the Guarantors have requested that the Lenders enter into certain financing arrangements with the Borrower pursuant to which the Lenders may make loans and provide other financial accommodations to the Borrower.

     D. The Lenders are willing to make such loans and provide such financial accommodations on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

          "1996 Confirmation Order" means the order of the United States Bankruptcy for the Southern District of Ohio, Western Division, confirming the 1996 Plan of Reorganization.

          "1996 Permanent Injunction" means the order of the United States Bankruptcy for the Southern District of Ohio, Western Division, confirming the 1996 Plan of Reorganization, and permanently staying, restraining and enjoining any entity from taking actions with respect to asbestos or lead injury claims against the Borrower and certain of its subsidiaries designated as debtors in such order.

          "1996 Plan of Reorganization" means the Borrower's Third Amended Consolidated Plan of Reorganization dated August 28, 1996, and confirmed by the United States Bankruptcy Court, Southern District of Ohio, Western Division on November 18, 1996, as the same may be amended from time to time in accordance with Section 6.11.

          "Adequate Protection Obligations" means all present and future obligations of the Debtors under any order or orders of the Bankruptcy Court to pay principal, interest, fees, costs, expenses and charges on or with respect to the Pre-Petition Obligations under Sections 361 and 506(b) of the Bankruptcy Code as set forth in the Interim Financing Order under any Final Financing Order approved by the DIP Lenders.

          "Administrative Expense Carve-Out" means the "Carve Out" as defined in the Interim Financing Order and in any Final Financing Order approved by the DIP Lenders.

          "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          "Agreement" means this Post-Petition Credit Agreement, as amended, modified, or supplemented from time to time.

          "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          "Applicable Percentage" means, with respect to any Lender, the percentage of the total DIP Commitments represented by such Lender's DIP Commitment. If the DIP Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the DIP Commitments most recently in effect, giving effect to any assignments.

          "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 11.04), and accepted by the DIP Agent, in the form attached hereto as Exhibit D.

          "Available Borrowing Base" means, at any time the same is to be determined, the lesser of (A) the Cap Amount then in effect and (B) the Borrowing Base at such time minus, to the extent not in respect of matters taken into account in determining the Borrowing Base, reserves established by the DIP Agent with notice to the Borrower from time to time (but in any event including, without limitation, reserves for the Administrative Expense Carve-Out); provided that the Borrowing Base shall be computed only as against and on so much of such Collateral as is included on the certificates to be furnished from time to time by the Borrower pursuant to this Agreement and, if required by the DIP Agent, as verified by such other evidence required to be furnished to the DIP Agent pursuant hereto.

          "Bankruptcy Code" shall mean The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Section 101 et seq.

          "Bankruptcy Court" shall mean the United States Bankruptcy Court for the Southern District of Ohio, Western Division, or any other court having jurisdiction over the Chapter 11 Cases from time to time.

          "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

          "Borrower" is defined in the introductory paragraph of this Agreement.

          "Borrowing Base" means, at any time the same is to be determined, 90% of the Investment Base (determined net of credit memos relating to Eligible Receivables included in the Investment Base) (as such terms are defined in Annex X to the Receivables Sale Agreement and Receivables Purchase and Servicing Agreement, each dated as of January 8, 2002, as amended by the First, Second, Third, and Fourth Amendments thereto entered into prior to the date of this Agreement, by and between certain Loan Parties and the Receivables Subsidiary, and the Receivables Subsidiary, Redwood Receivables Corporation, the Borrower, and General Electric Capital Corporation, respectively, in the forms heretofore delivered to the DIP Agent ("Annex X"), the definitions of such terms as appearing in Annex X together with all definitions of terms used therein and all other provisions referred to in any of such agreements being incorporated herein by reference, mutatis mutandis, in their entirety as though set forth fully herein, provided, however that (i) the provisions so incorporated shall survive any termination, amendment or modification to such provisions or the documents in which they appear, (ii) all references therein to the "Administrative Agent" shall be deemed references to the DIP Agent hereunder, (iii) Eligible Receivables shall not include any Receivables which are not owned by the Borrower or a Subsidiary Loan Party, (iv) all reserves and/or discretionary adjustments and decisions heretofore made by the Administrative Agent (as that term is defined in Annex X) shall be applicable in the computation of the Borrowing Base unless and until changed by the DIP Agent, to the extent changes are permitted by the terms of the documents in question, (v) references to "Transferred Receivables" shall be references to Receivables of the Borrower or a Subsidiary Loan Party on which the DIP Agent has a first priority perfected Lien, (vi) references to the "Transfer Date" shall be deemed references to the date a Receivable becomes an Eligible Receivable, (vii) references to the "Originator" shall be references to the Borrower or a Subsidiary Loan Party,
(viii) references to the "Purchasers" shall be deemed references to the Lenders, and (ix) the existence of the Liens securing Pre-Petition Obligations shall be deemed permitted.

          "Borrowing Base Report" shall mean a Borrowing Base Report in the form of Exhibit A hereto.

          "Borrowing" means (a) DIP Loans made on the same date or (b) a Swingline Loan.

          "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.03.

          "Budget" means the budget projecting the Debtors' budgeted cash receipts and disbursements on a weekly basis from the Petition Date through the Maturity Date delivered to satisfy the requirements of Section 4.01 hereof and attached to the Interim Financing Order, as such budget may from time to time be extended or otherwise modified with the consent of the Required Lenders.

          "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City and Chicago, Illinois, are authorized or required by law to remain closed.

          "BV Loans" means loans made by Eagle-Picher Industries Europe, B.V. ("BV"), to the Borrower in an aggregate principal amount not to exceed the sum of $14,500,000 plus the aggregate amount of cash flows from the operations of BV for each fiscal year of BV, commencing with the fiscal year ended November 30, 2003, provided that such loans shall (a) mature no earlier than the date that is 180 days after the Maturity Date and (b) be expressly subordinated to the Obligations on terms reasonably satisfactory to the DIP Agent.

          "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          "Cap Amount" means $43,000,000, or such greater amount (not in excess of the DIP Commitment) approved by all of the DIP Lenders.

          "Cash Collateral" shall mean the cash collateral (within the meaning of Section 363 of the Bankruptcy Code) subject to the Liens securing the Obligations or any portion thereof.

          "Cash Collateral Account" shall have the meaning set forth in Section
9.04 hereof.

          "Certificate of Designations" means the Certificate of Designation, Preferences and Rights relating to the Existing Preferred Stock, as filed with the Secretary of State of Delaware on February 23, 1998, as the same may be amended from time to time in accordance with Section 6.11.

          "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person other than Holdings of any Equity Interests in the Borrower, (b) the failure by Granaria to beneficially own (as defined in the Exchange Act), directly or indirectly, Equity Interests in Holdings representing at least 51% of each of the aggregate ordinary voting power and aggregate value represented by the issued and outstanding Equity Interests in Holdings, (c) the occupation of a majority of the seats (other than vacant seats) on the board of directors of Holdings by Persons who were neither nominated nor appointed by a majority of the board of directors of Holdings nor elected by Granaria, (d) the failure by Granaria to retain the right to vote, or direct the voting of, directly or indirectly, more than 75% of the issued and outstanding Existing Preferred Stock, or (e) the occurrence of any change of control or similar event, however denominated, as defined in (i) the Senior Debt Documents, (ii) the Certificate of Designations or the certificate of designations related to any Refinancing Preferred Stock, or (iii) the Industrial Revenue Bonds.

          "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

          "Chapter 11 Case" shall have the meaning set forth in the preamble hereof.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Collateral" shall have the meaning set forth in Section 9.01 hereof.

          "Collection Account" shall have the meaning set forth in Section 9.03 hereof.

          "Commitment" means the DIP Commitment.

          "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

          "Costs of Reorganization" means all legal, professional and advisory fees paid by the Debtors (whether or not incurred by the Debtors) in connection with the Chapter 11 Cases as set forth in the Budget and approved in the Financing Order or as may be otherwise approved from time to time by the Bankruptcy Court, subject to the Lenders' and the DIP Agent's right to object thereto.

          "Debtor" shall have the meaning specified in the first paragraph of this Agreement.

          "Default" means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

          "DIP Agent" shall have the meaning specified in the first paragraph of this Agreement, and also includes any successor DIP Agent pursuant to Article VIII hereof.

          "DIP Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the DIP Commitments.

          "DIP Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make DIP Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's DIP Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to the terms hereof and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.04. The initial amount of each Lender's DIP Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its DIP Commitment, as applicable. The initial aggregate amount of the Lenders' DIP Commitments is $50,000,000.

          "DIP Credit" means the debtor-in-possession credit facility for Loans and Letters of Credit extended to the Borrower by the Lenders hereunder.

          "DIP Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's DIP Loans and its LC Exposure and Swingline Exposure at such time.

          "DIP Loan" means a Loan made pursuant to Section 2.01.

          "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

          "Disposition" means the sale, lease, conveyance or other disposition (including casualty and condemnation) of any assets or property.

          "Dollars" or "$" refers to lawful money of the United States of America.

          "Effective Date" means the date on which the conditions specified in
Section 4.01 are satisfied (or waived in accordance with Section 11.02).

          "Environmental Laws" means all former, current and future Federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives, final orders (including consent orders), and agreements in each case, relating to protection of the environment, natural resources, human health and safety or the presence, Release of, or exposure to, Hazardous Materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous Materials.

          "Environmental Liability" means liabilities, obligations, claims, actions, suits, judgments or orders under or relating to any Environmental Law for any damages, injunctive relief, losses, fines, penalties, fees, expenses (including reasonable fees and expenses of attorneys and consultants) or costs, whether contingent or otherwise, including those arising from or relating to:
(a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          "EPTEC Loans" means loans made by the Borrower to EPTEC, S.A. de C.V., after August 7, 2003, in an aggregate principal amount not to exceed $5,000,000 at any time outstanding.

          "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

          "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan,
(e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

          "Essential Trade Creditor" means (a) essential trade creditors who agree to provide goods and services to the Debtors on a normal and customary basis, and (b) the holders of certain tax claims and certain employee related claims to the extent provided for in the Budget or, if not provided for in the Budget, to the extent mutually agreed upon by the Borrower and the DIP Agent.

          "Event of Default" has the meaning assigned to such term in Article
VII.

          "Excluded Taxes" means, with respect to the DIP Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of a Foreign Lender, any withholding tax that (i) is in effect, and would apply to amounts payable to such Foreign Lender, at the time such Foreign Lender becomes party to this Agreement (or designates a new lending office), except to the extent that
(A) such Foreign Lender was entitled at the time of its designation of a new lending office or (B) such Foreign Lender's assignor, if any, was entitled at the time of assignment to receive additional amounts from the Borrower with respect to any withholding tax pursuant to Section 2.14(a), or (ii) is attributable to such Foreign Lender's failure to comply with Section 2.14(e).

          "Existing Preferred Stock" means the 11.75% Series A Cumulative Redeemable Exchangeable Preferred Stock and the 11.75% Series B Cumulative Redeemable Exchangeable Preferred Stock of Holdings issued pursuant to the Certificate of Designations.

          "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the DIP Agent from three Federal funds brokers of recognized standing selected by it.

          "Final Financing Order" means a final order of the Bankruptcy Court authorizing and approving the DIP Credit on terms and conditions no less favorable to the Lenders than those contained in the Interim Financing Order, in substantially the form of the Interim Financing Order and otherwise acceptable to the DIP Lenders as to form and substance.

          "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

          "Financing Order" means the Interim Financing Order prior to entry of the Final Financing Order and the Final Financing Order at all times thereafter.

          "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof, and the District of Columbia shall be deemed to constitute a single jurisdiction.

          "Foreign Subsidiary" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

          "Foreign Subsidiary Distribution" means any cash dividend or other cash distribution with respect to any Equity Interest of the Borrower or any Guarantor in any Foreign Subsidiary or any cash payment, including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interest of the Borrower or any Guarantor in such Foreign Subsidiary or any option, warrant or other right to acquire any such Equity Interest of the Borrower or any Guarantor in such Foreign Subsidiary.

          "Foreign Subsidiary Loans" means loans made by any Foreign Subsidiary to the Borrower in an aggregate principal amount not to exceed the aggregate amount of cash on hand from such Foreign Subsidiary, commencing after August 7, 2003, provided that such loans shall (a) mature no earlier than the date that is 180 days after the Maturity Date and (b) be expressly subordinated to the Obligations on terms reasonably satisfactory to the DIP Agent.

          "GAAP" means generally accepted accounting principles in the United States of America.

          "Governmental Authority" means the government of the United States of America, or any other nation, and any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Granaria" means Granaria Holdings N.V., a Dutch corporation, and its successors.

          "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

          "Guarantor" means Holdings, the Subsidiary Loan Parties, and any Person that is at any time a guarantor hereunder or under any separate Guaranty.

          "Guaranty" means Article X of this Agreement and other guaranty agreements in form and substance acceptable to the DIP Agent pursuant to which any Person Guarantees the payment and performance of any or all of the Post-Petition Obligations and the Adequate Protection Obligations, as the same may be supplemented, amended, restated or otherwise modified from time to time and any agreement entered into in substitution therefor or replacement thereof.

          "Harris" shall have the meaning specified in the first paragraph of this Agreement.

          "Hazardous Materials" means (a) any petroleum products or byproducts and all other hydrocarbons, coal ash, radon gas, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances or (b) any chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any Environmental Law.

          "Holdings" is defined in Preliminary Statement B of this Agreement.

          "Inactive Subsidiary" means a Subsidiary listed on Schedule 1.01(a); provided that (a) the Borrower intends to dissolve, liquidate, wind-up or take other similar action in respect of such Subsidiary as promptly as reasonably practicable, (b) such Subsidiary has no business or operations and conducts no activities other than those activities reasonably necessary to the maintenance or dissolution of such Subsidiary, (c) such Subsidiary does not incur any Indebtedness or other liabilities (other than reasonable fees of attorneys and accountants and other de minimis fees in connection with such maintenance, dissolution, liquidation, winding up or similar process) after August 7, 2003, and (d) the Inactive Subsidiaries as a group shall not have more than $100,000 in assets.

          "Incur" shall have the same meaning as defined in Section 6.12 hereof.

          "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid (other than current trade accounts payable incurred in the ordinary course), (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) to the extent determinable, all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable and expense accruals incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

          "Indemnified Taxes" means Taxes other than Excluded Taxes.

          "Industrial Revenue Bonds" means the (a) State of Oregon Economic Development Revenue Bonds, Series XCVI (Eagle-Picher Industries, Inc. Project), dated December 1, 1984, and (b) Michigan Strategic Fund Federally Taxable Variable Rate Demand Limited Obligation Revenue Bonds (Carpenter Enterprise Limited Project), Series 1996.

          "Interest Payment Date" means (a) with respect to any DIP Loan, the last day of each month, and (b) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

          "Interim Financing Order" means an order entered by the Bankruptcy Court on an interim basis after notice given in a hearing conducted in accordance with Bankruptcy Rule 4001(c) and in substantially the form attached hereto as Exhibit B.

          "Issuing Bank" means Harris Trust and Savings Bank, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

          "Joint Venture" means any corporation, partnership or other entity or arrangement in which the Borrower or any Subsidiary owns or controls any, but not more than 70%, of the Equity Interests. As of the Effective Date, no Joint Ventures exist other than those set forth on Schedule 1.01(b).

          "LC Application" is defined in Section 2.05(b).

          "LC Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

          "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

          "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

          "Letter of Credit" means any letter of credit issued pursuant to this Agreement.

          "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset, and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

          "Lien Finding" means an order of the Bankruptcy Court in form and substance satisfactory to the DIP Agent finding that the Pre-Petition Lenders are fully secured by the Pre-Petition Collateral (as hereinafter defined) by means of a valid, first priority, senior, fully perfected and non-avoidable security interest and lien on the Pre-Petition Collateral, excluding only Permitted Liens permitted by the Interim Financing Order, and any Final Financing Order acceptable to the DIP Lenders which are not avoidable.

          "Lien Validation Process" means the procedure set forth in the Interim Financing Order for dealing with objections to the validity of the Liens in the Pre-Petition Collateral or confirming such Liens in the absence of any objection thereto.

          "Loan" means any loan made by a Lender to the Borrower pursuant to this Agreement.

          "Loan Documents" means this Agreement, the promissory notes (if any) issued hereunder, the LC Applications, Security Documents, and the Financing Order.

          "Loan Parties" means Holdings, the Borrower, and the Subsidiary Loan Parties.

          "Long-Term Indebtedness" means any Indebtedness that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability.

          "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of the Loan Parties taken as a whole or of Holdings, the Borrower and their Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform any of its obligations under any Loan Document or (c) the rights of or benefits available to the DIP Agent or any of the Lenders under any Loan Document.

          "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of Holdings, the Borrower or any Subsidiary in an aggregate principal amount exceeding $5,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of Holdings, the Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting arrangements) that Holdings, the Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

          "Maturity Date" means the earlier of (a) the date on which the Final Financing Order is granted by the Court or (b) forty-five (45) days following the Petition Date, or such later date as may be agreed upon in writing by the Borrower and all of the Lenders.

          "Moody's" means Moody's Investors Service, Inc.

          "Mortgage" means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document (including, without limitation, the

Financing Order) granting a Lien on any Mortgaged Property to secure the Post-Petition and the Adequate Protection Obligations or any part thereof. Each Mortgage shall be satisfactory in form and substance to the DIP Agent.

          "Mortgaged Property" means, initially, each parcel of real property and the improvements thereto owned by a Loan Party and identified on Schedule 1.01(c), and includes each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.12 or 5.13.

          "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Net Cash Proceeds" means, as applicable, (a) with respect to any Disposition by a Person, cash and cash equivalent proceeds received by or for such Person's account, net of (i) reasonable direct costs relating to such Disposition, including reasonable investment banking fees, reasonable legal and accounting fees and other reasonable fees and expenses, (ii) sale, use or other transactional taxes and income taxes paid or payable by such Person or any Person with respect to which such Person files a consolidated return as a direct result of such Disposition (after giving effect to any available deductions, credits, carry forwards, carry backs or other items which would reduce any actual tax payable), provided, however, that Net Cash Proceeds shall not include any casualty or condemnation proceeds if and to the extent that (x) the relevant Loan Party has elected to use such proceeds to repair, rebuild, or replace the assets subject to such casualty or condemnation, (y) no Event of Default exists, and (z) for proceeds in excess of $5,000,000 with respect to any single casualty or condemnation event, the Lenders have approved such repair, rebuilding or replacement. Any property so repaired, rebuilt, or replaced shall constitute Post-Petition Collateral and subject to a replacement lien in favor of the Pre-petition Lenders.

          "Normalized Trade Creditor" means an Essential Trade Creditor that is a trade creditor and has executed an agreement (in form and substance reasonably satisfactory to the DIP Agent) with the relevant Loan Party pursuant to which such Essential Trade Creditor agrees to continue to extend credit and supply goods and/or services to the Borrower in accordance with industry standards and enhanced terms (favorable to the relevant Loan Party) acceptable to the DIP Agent and consistent with the assumptions used in the projections of the Borrower or the relevant Guarantor that support feasibility of the Borrower and that have been approved by the DIP Agent.

          "Obligations" shall mean the Pre-Petition Obligations, the Post-Petition Obligations, and the Adequate Protection Obligations.

          "Other Taxes" means any and all present or future recording, stamp, documentary, excise, transfer, sales, property or similar taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery, registration or enforcement of, or otherwise with respect to, any Loan Document.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

          "Permitted Encumbrances" means:

               (a) Liens imposed by law for taxes or assessments that are not yet due or are being contested in compliance with Section 5.05;

               (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with
          Section 5.05;

               (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

               (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

               (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII; and

               (f) easements, zoning restrictions, rights-of-way, covenants, conditions, restrictions and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

          "Permitted Investments" means:

               (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

               (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

            (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized or licensed under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000; and

            (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above.

      "Permitted Liens" shall have the same meaning herein as such term is defined under the Interim Financing Order and any Final Financing Order acceptable to the DIP Lenders.

      "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

      "Personal Injury Trust" means the personal injury trust established pursuant to the 1996 Plan of Reorganization.

      "Petition Date" is defined in Preliminary Statement A of this Agreement.

      "Petty Cash and Payroll Accounts" shall have the meaning specified in
Section 9.03 hereof.

      "Plan" means any employee pension benefit plan (other than a Multiemployer
Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

      "Post-Petition Obligations" means any and all present and future indebtedness, obligations and liabilities, fixed or contingent, of the Borrower and the Guarantors to the Lenders or the DIP Agent arising under or in connection with this Agreement, the Financing Order or the other Loan Documents or evidenced by promissory notes (if any) issued by the Borrower hereunder or in connection with the Letters of Credit, including without limitation the payment of the principal of and interest on the Loans and the reimbursement obligations with respect to Letters of Credit.

      "Preferred Dividends" means any cash dividend payments made in respect of the Existing Preferred Stock.

      "Pre-Petition Agent" means Harris Trust and Savings Bank in its capacity as administrative agent under the Pre-Petition Credit Agreement.

      "Pre-Petition Collateral" means all collateral security for the Pre-Petition Obligations which was in existence as of the Petition Date and all proceeds thereof (including as such, accounts arising from the sale of inventory on which the Pre-Petition Agent had a Lien as of the Petition Date).

      "Pre-Petition Credit Agreement" shall mean that certain Credit Agreement dated as of August 7, 2003, by and between the Borrower, the several lenders from time to time parties thereto, and Harris Trust and Savings Bank, as administrative agent, as the same has from time to time been modified or amended.

      "Pre-Petition Credits" means the loans and letters of credit provided for by the Pre-Petition Credit Agreement.

      "Pre-Petition Guarantee and Collateral Agreement" means the Guarantee and Collateral Agreement dated as of August 7, 2003, from Holdings, the Borrower, and certain Subsidiaries to the Pre-Petition Agent, as the same may be supplemented, amended, restated or otherwise modified from time to time and any agreement entered into in substitution therefor or replacement thereof.

      "Pre-Petition Lenders" means the several lenders from time to time parties to the Pre-Petition Credit Agreement.

      "Pre-Petition Loan Documents" means the Pre-Petition Credit Agreement, the Pre-Petition Security Documents and any other security agreement, pledge agreement, trust deed, mortgage, collateral assignment, financing statement or other instrument or agreement executed and delivered in connection therewith.

      "Pre-Petition Mortgages" means any and all mortgages, deeds of trust, deeds to secured debt and other instruments or documents granting or creating a Lien on real property (or any interest therein) at any time delivered to the Pre-Petition Agent or any Pre-Petition Lender to provide collateral security for any indebtedness, obligations and liabilities of the Borrower or any Guarantor under the Pre-Petition Loan Documents.

      "Pre-Petition Obligations" means all the indebtedness, obligations, and liabilities, fixed or contingent, of Holdings, the Borrower and its Subsidiaries to the Pre-Petition Lenders or the Pre-Petition Agent arising or in connection with the Pre-Petition Credit Agreement or evidenced by the promissory notes issued by the Borrower thereunder or in connection with the letters of credit issued by the Pre-Petition Lenders thereunder, including without limitation the payment of the principal of and interest on the loans and the reimbursement obligations with respect to the Pre-Petition Credits and all amounts relating to Swap Agreements entitled to the benefits and security of the Pre-Petition Loan Documents.

      "Pre-Petition Security Documents" shall mean the Pre-Petition Mortgages, the Pre-Petition Guarantee and Collateral Agreement, various patent collateral agreements and trademark collateral agreements executed and delivered by the Borrower and certain of its Subsidiaries to the Pre-Petition Agent, the various mortgages and deeds of trust made from time to time by various Debtors in favor of, or for the benefit of, the Pre-Petition Agent and all other security documents delivered to the Pre-Petition Agent granting a Lien on Property of any Person to secure the obligations and liabilities of any Debtor under the Pre-Petition Loan Documents.

      "Prime Rate" means the rate of interest per annum announced or otherwise established from time to time by the DIP Agent as its prime rate in effect at its principal office in Chicago, Illinois; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

      "Receivables Subsidiary" means EaglePicher Funding Corporation, a Delaware corporation.

      "Refinancing Preferred Stock" means preferred Equity Interests issued by Holdings for the purpose of redeeming outstanding Existing Preferred Stock or previously issued Refinancing Preferred Stock, in either case that shall (a) not require cash dividends to be paid, (b) not be mandatorily redeemable, (c) be subordinate to the Obligations, and (d) have other terms and conditions no less favorable to the Lenders than the terms and conditions of the Existing Preferred Stock.

      "Register" has the meaning set forth in Section 11.04.

      "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

      "Release" means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.

      "Required Lenders" means (a) if there are fewer than three (3) Lenders, all the Lenders and (b) if there are three (3) or more Lenders, Lenders having DIP Exposures and unused Commitments representing more than 66 2/3% of the sum of the total DIP Exposures and unused Commitments at such time.

      "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Holdings, the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in Holdings, the Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in Holdings, the Borrower or any Subsidiary.

      "S&P" means Standard & Poor's.

      "Security Documents" shall mean this Agreement, the Financing Order and all security documents hereafter delivered to the DIP Agent granting a Lien on any Property of any Person to secure the Post-Petition Obligations.

      "Senior Debt" means the senior unsecured notes issued by the Borrower on or about August 7, 2003, in an aggregate principal amount of up to $250,000,000 and the indebtedness represented thereby.

      "Senior Debt Documents" means the indenture under which the Senior Debt, if any, is issued and all other instruments, agreements and other documents evidencing or governing the Senior Debt, if any, or providing for any Guarantee or other right in respect thereof.

      "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity
(a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

      "Subsidiary" means any subsidiary of the Borrower other than (a) the Receivables Subsidiary, (b) any Joint Venture or (c) any Inactive Subsidiary.

      "Subsidiary Loan Party" means any Subsidiary (other than any Foreign Subsidiary) that is also a Debtor in a Chapter 11 Case.

      "Superpriority Claim" shall mean a claim against the Borrower or any of the Guarantors in any of the Chapter 11 Cases which is an administrative expense claim with the priority authorized under Section 364(c)(1) of the Bankruptcy Code, with priority over any or all administrative expenses of the kind specified in Sections 503(b) or 507 of the Bankruptcy Code and over any or all other costs and expenses of the kind specified in, or ordered pursuant to, Sections 105, 326, 330, 331, 506(c) or 726 of the Bankruptcy Code. When used with reference to the claims of the DIP Agent, the Lenders, the Pre-Petition Agent, and the Pre-Petition Lenders in respect of the Post-Petition Obligations or Adequate Protection Obligations, the term Superpriority Claim shall mean a claim which has priority over all such costs and expenses. When used with reference to any other party, such party shall have a Superpriority Claim if its claim is an administrative expense claim having priority over any administrative expenses of the kind specified in Sections 503(b) or 507 of the Bankruptcy Code or any of such other costs and expenses.

      "Swap Agreement" means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

      "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

      "Swingline Lender" means Harris Trust and Savings Bank, in its capacity as a lender of Swingline Loans hereunder.

      "Swingline Loan" means a Loan made pursuant to Section 2.04.

      "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

      "Termination Date" shall mean the earliest to occur of the following: (a) the Maturity Date; (b) the date that a plan of reorganization confirmed by an order of the Bankruptcy Court entered pursuant to Sections 1129 and 1141 of the Bankruptcy Code becomes effective pursuant to its terms; or (c) the date on which the Lenders terminate the DIP Commitments after the occurrence of an Event of Default and after three (3) Business Days prior written notice by the DIP Agent to the Borrower of such Event of Default and of the Lenders' intention to terminate the DIP Commitments as a result thereof.

      "Transactions" means the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

      "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

  Section 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

  Section 1.03. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the DIP Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the DIP Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.


                                   ARTICLE II

                                   THE CREDITS

  Section 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make DIP Loans to the Borrower from time to time during the DIP Availability Period in an aggregate principal amount that will not result in such Lender's DIP Exposure exceeding such Lender's Commitment or, if less, such Lender's Applicable Percentage of the sum of the Available Borrowing Base minus the LC Exposure and Swing Line Exposure at such time. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow DIP Loans.

  Section 2.02. Loans and Borrowings. (a) Each Loan (other than a Swingline
Loan) shall be made as part of a Borrowing made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

     (b) At the time that each Borrowing of DIP Loans is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000; provided that a Borrowing of DIP Loans may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $100,000.

  Section 2.03. Requests for Borrowings. To request a Borrowing of DIP Loans, the Borrower shall notify the DIP Agent of such request by telephone not later than 1:00 p.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of a Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) shall be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the DIP Agent of a written Borrowing Request in a form approved by the DIP Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

            (i)   the aggregate amount of such Borrowing;

           (ii)   the date of such Borrowing, which shall be a Business Day; and

          (iii) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
      Section 2.06.

      Promptly following receipt of a Borrowing Request in accordance with this Section, the DIP Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

  Section 2.04. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the DIP Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $5,000,000 or (ii) the sum of the total DIP Exposures exceeding the lesser of the total DIP Commitments and the Available Borrowing Base at such time; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

     (b) To request a Swingline Loan, the Borrower shall notify the DIP Agent of such request by telephone (confirmed by facsimile), not later than 1:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the (i) requested date (which shall be a Business Day) and (ii) amount of the requested Swingline Loan. The DIP Agent will promptly advise the

Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

     (c) The Swingline Lender may by written notice given to the DIP Agent not later than 1:00 p.m., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of the Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the DIP Agent will give notice thereof to each Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the DIP Agent, for the account of the Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that, except in respect of a Swingline Loan made following the delivery by the Borrower or a Lender to the Swingline Lender of written notice of a Default, its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the DIP Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The DIP Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the DIP Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the DIP Agent; any such amounts received by the DIP Agent shall be promptly remitted by the DIP Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

  Section 2.05. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the DIP Agent and the Issuing Bank, at any time and from time to time during the DIP Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the

Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

     (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the DIP Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit (herein, a "LC Application"). A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $5,000,000 and (ii) the total DIP Exposures shall not exceed the lesser of the total DIP Commitments and the Available Borrowing Base at such time.

     (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the date that is one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension).

     (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the DIP Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that, except in respect of a Letter of Credit (other than an amendment, renewal or extension thereof) issued following the delivery by the Borrower or a Lender to the Issuing Bank of a written notice of a Default, its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a

Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

     (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the DIP Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with a Borrowing of DIP Loans or a Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting Borrowing of DIP Loans or Swingline Loan. If the Borrower fails to make such payment when due, the DIP Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the DIP Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the DIP Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the DIP Agent of any payment from the Borrower pursuant to this paragraph, the DIP Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of DIP Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

     (f) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of set-off against, the Borrower's obligations hereunder. Neither the DIP Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

     (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the DIP Agent and the Borrower by telephone (confirmed by facsimile) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

     (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to DIP Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.12(b) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

     (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the DIP Agent, the replaced Issuing Bank and the successor Issuing Bank. The DIP Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

     (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the DIP Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the DIP Agent, in the name of the DIP Agent and for the benefit of the Lenders, an amount in cash equal to 105% of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VII and on the Maturity Date. The Borrower also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.10. Each such deposit shall be held by the DIP Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The DIP Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the DIP Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the DIP Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated pursuant to Article VII, be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.10, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower as and to the extent that, after giving effect to such return, the Borrower would remain in compliance with Section 2.10 and no Default shall have occurred and be continuing.

  Section 2.06. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the DIP Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section
2.04. The DIP Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the DIP Agent in Chicago, Illinois, and designated by the Borrower in the applicable Borrowing Request; provided further that DIP Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the DIP Agent to the Issuing Bank.

     (b) Unless the DIP Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the DIP Agent such Lender's share of such Borrowing, the DIP Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the DIP Agent, then the applicable Lender and the Borrower severally agree to pay to the DIP Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the DIP Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the DIP Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to the Loans. If such Lender pays such amount to the DIP Agent, then such amount shall constitute such Lender's Loan included in such Borrowing. Nothing in this Section 2.06(b) shall be deemed to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder.

   Section 2.07. Intentionally Deleted.

   Section 2.08. Termination and Reduction of Commitments. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

     (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with
Section 2.10, the sum of the DIP Exposures would exceed the total Commitments. The Borrower shall notify the DIP

Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction (or such shorter period agreed to by the DIP Agent), specifying such election and the effective date thereof. Promptly following receipt of any notice, the DIP Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the DIP Agent on or prior to the specified effective date) if such condition is not satisfied.

     (c) Unless otherwise agreed to in writing by all of the DIP Lenders, the Commitments shall terminate by an amount equal to 100% of each mandatory prepayment required to be applied to the DIP Credit by Section 2.10(d) relating to any Disposition.

     (d) Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

  Section 2.09. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the DIP Agent for the account of each Lender the then unpaid principal amount of each DIP Loan of such Lender on the Maturity Date, and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan made by the Swingline Lender on the earlier of the Maturity Date and the first date after such Swingline Loan is made that is the last Business Day of the week; provided that on each date that a Borrowing is made, the Borrower shall repay all Swingline Loans that were outstanding on the date such Borrowing was requested.

     (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

     (c) The DIP Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the DIP Agent hereunder for the account of the Lenders and each Lender's share thereof.

     (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the DIP Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

     (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its assigns registered pursuant to clause (iv) of Section 11.04(b)) and in a form approved by the DIP Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 11.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its assigns registered pursuant to clause (iv) of Section 11.04(b)).

   Section 2.10. Prepayment of Loans. (a) Voluntary. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of Section 2.11(e).

     (b) Amounts in Excess of Commitments. In the event and on such occasion that the sum of the DIP Exposures exceeds the total Commitments, the Borrower shall prepay DIP Loans or Swingline Loans (and, after the Loans have been reduced to zero, deposit cash collateral in an account with the DIP Agent pursuant to Section 2.05(j)) in an aggregate amount equal to such excess.

     (c) Available Borrowing Base Deficiencies. If at any time the DIP Exposures hereunder shall exceed the Available Borrowing Base at such time, the Borrower shall immediately prepay Loans (and, after the Loans have been reduced to zero, deposit cash collateral in an account with the DIP Agent pursuant to Section 2.05(j) in an aggregate amount equal to such excess.

     (d) Asset Sales Before Termination Date. In the event of any Disposition (whether voluntary or involuntary) outside the ordinary course of business of any Property of any Loan Party occurring prior to the Termination Date that results in Net Cash Proceeds in excess of $1,000,000 in the aggregate, (x) the Borrower shall promptly notify the DIP Agent of such proposed Disposition or receipt of proceeds of such Disposition (including the amount of the estimated Net Cash Proceeds to be received by such Loan Party in respect thereof) and (y) promptly upon receipt by the Loan Party of the Net Cash Proceeds of such Disposition, the Loan Parties shall deliver all of such Net Cash Proceeds in excess of $1,000,000 in the aggregate to the DIP Agent for application as follows: First, up to $25,000,000 of Net Cash Proceeds in the aggregate shall be applied to the Pre-Petition Obligations, Second, to the payment of then outstanding Loans and, if no Loans are then outstanding, to be held as cash collateral for outstanding LC Exposure (in an amount equal to 105% hereof); and Third, to any remaining Post-Petition Obligations; provided, however, that if no Loans or LC Exposure are then outstanding under this Agreement, the Commitments have been reduced to zero, and all other Post-Petition Obligations have been fully paid, all such Net Cash Proceeds shall be applied to the Pre-Petition Obligations as provided in the Pre-Petition Credit Agreement. Nothing contained herein shall impair or otherwise affect the prohibitions against the Disposition of Property contained herein and in the other Loan Documents, any requirement that the Bankruptcy Court approve such Disposition or the right of the Lenders or the Pre-Petition

Lenders to object to such Disposition. Any proceeds of a Disposition described in this Section designated to pay actual taxes payable and costs of such Disposition shall be held by the DIP Agent in escrow until applied to pay such taxes and costs.

     (e) Notice of Prepayments. The Borrower shall notify the DIP Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by facsimile) of any prepayment hereunder (i) in the case of prepayment of a Borrowing of DIP Loans, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (ii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the DIP Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

  Section 2.11. Fees. (a) The Borrower agrees to pay to the DIP Agent for the account of each Lender a commitment fee, which shall accrue at a rate of 0.50% per annum on the average daily unused amount of the Commitment of such Lender during the period from and including the date of this Agreement to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of each month of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees hereunder, a Commitment of a Lender shall be deemed to be used to the extent of the outstanding DIP Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

     (b) The Borrower agrees to pay (i) to the DIP Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the rate per annum of 4.50% on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's DIP Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the DIP Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of each month of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the DIP Commitments terminate and any such fees accruing after the date on which the DIP Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

     (c) On the Effective Date, the Borrower agrees to pay to the DIP Agent (i) for its own account, an agent's fee of $50,000, and (ii) for the ratable account of the Lenders in accordance with their Applicable Percentages, a closing fee of $500,000.

     (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the DIP Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

   Section 2.12. Interest. (a) The Loans (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus 3.0% per annum.

     (b) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, or upon notice to the Borrower by the DIP Agent (acting at the direction or with the consent of the Required Lenders) during the existence of any Event of Default, such obligations shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to Loans as provided in paragraph (a) of this Section.

     (c) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (b) of this Section shall be payable on demand, and (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Loan prior to the end of the DIP Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.

     (d) All interest hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate shall be determined by the DIP Agent, and such determination shall be conclusive absent manifest error.

  Section 2.13.  Increased Costs.  (a)  If any Change in Law shall:

            (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or the Issuing Bank; or

           (ii) impose on any Lender or the Issuing Bank any other condition affecting this Agreement or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

     (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

     (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

     (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

  Section 2.14. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the DIP Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

     (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

     (c) The Borrower shall indemnify the DIP Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the DIP Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the DIP Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

     (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the DIP Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the DIP Agent.

     (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the DIP Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation and/or representations prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate, provided that such Foreign Lender has received written notice from the Borrower advising it of the availability of such exemption or reduction and supplying all applicable documentation.

     (f) If the DIP Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.14, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.14 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of the DIP Agent or such Lender and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the DIP Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the DIP Agent or such Lender in the event the DIP Agent or such Lender is required to repay such refund to such Governmental Authority. This Section 2.14 shall not be construed to require the DIP Agent or any Lender to make available its Tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

  Section 2.15. Payments Generally; Pro Rata Treatment; Sharing of Set-Offs. (a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.13 or 2.14, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 12:00 noon, New York City time), on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the DIP Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the DIP Agent at its offices at 111 West Monroe Street, Chicago, Illinois 60603, except payments to be made directly to the Issuing Bank or the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.13, 2.14 and
11.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The DIP Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in Dollars.

     (b) Payments out of Cash Collateral. Prior to the Termination Date, if at any time required by the DIP Agent, all proceeds of the inventory and proceeds of the accounts receivable of the Borrower and the Guarantors and all Cash Collateral generated in the ordinary course of the Borrower's and the Guarantors' businesses (other than amounts subject to Section 2.10(d) hereof) shall be deposited in the Collection Accounts referred to in Section 9.03 hereof and applied daily as follows:

            (i) First, to the payment of normal operating expenses consistent with the terms of the Interim Financing Order and any Final Financing Order approved by all of the DIP Lenders;

            (ii) Second, to the costs, fees and expenses of the DIP Agent (including without limitation the reasonable fees and expenses of its counsel and other professionals and previous employed or retained by the DIP Agent);

            (iii) Third, to interest and fees then due and then to the prepayment of all outstanding Loans and unreimbursed LC Disbursements hereunder until all such Loans and LC Disbursements shall be fully paid (but without any reduction in the DIP Commitments resulting from such prepayments);

            (iv) Fourth, to be held by the DIP Agent in the Cash Collateral Account until released or applied pursuant to Section 9.04 hereof; and

            (v) Fifth, as the Financing Order shall provide if then in effect and otherwise as shall be determined by the Bankruptcy Court.

     (c) Payments on or after the Termination Date. Anything contained herein to the contrary notwithstanding, on or after the Termination Date all payments and collections received in respect of the Obligations and all proceeds of the Collateral (including Net Cash Proceeds and all other proceeds of any Disposition of Collateral) and all Cash Collateral shall be remitted to the DIP Agent and distributed as follows:

            (i) first, to the payment of all costs and expenses incurred by the DIP Agent which the Borrower has agreed to pay under Section 11.03 hereof, including without limitation any reasonable costs and expenses incurred by the DIP Agent in monitoring, verifying, protecting, preserving or enforcing the Liens on the Collateral or in protecting, preserving or enforcing rights under the Loan Documents (such funds to be retained by the DIP Agent for its own account unless it has previously been reimbursed for such costs and expenses by the Lenders, in which event such amounts shall be remitted to the Lenders to reimburse them for payments previously made to the DIP Agent);

           (ii) second, to the payment of principal and interest on all outstanding Loans and unreimbursed LC Disbursements until all such amounts are fully paid, then to be held as collateral for all outstanding LC Exposure (in an amount equal to 105% thereof) under this Agreement;

            (iii) third, to the payment of all other outstanding Post-Petition Obligations until all such amounts are fully paid;

            (v) fourth, to the Pre-Petition Obligations, and to collateralize any letters of credit issued under the Pre-Petition Credit Agreement, until all such Pre-Petition Obligations shall be fully paid and all such letters of credit shall be fully collateralized (subject to the Administrative Expense Carve-Out); and

            (v) fifth, as shall be determined by the Bankruptcy Court.

     (d) If at any time insufficient funds are received by and available to the DIP Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

     (e) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its DIP Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its DIP Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the DIP Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective DIP Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

     (f) Unless the DIP Agent shall have received notice from the Borrower prior to the date on which any payment is due to the DIP Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the DIP Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the DIP Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the DIP Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the DIP Agent in accordance with banking industry rules on interbank compensation.

     (g) If any Lender shall fail to make any payment required to be made by it pursuant to this Agreement, then the DIP Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the DIP Agent for the account of such Lender to satisfy such Lender's obligations under this Agreement until all such unsatisfied obligations are fully paid.

  Section 2.16. Mitigation Obligations. (a) If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, or otherwise take such reasonable action available to it, if, in the judgment of such Lender, such designation, assignment or other action (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.14, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation, assignment or other action.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

      Each Loan Party represents and warrants to the Lenders that:

  Section 3.01. Organization; Powers. Each Loan Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

  Section 3.02. Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party's corporate or other organizational powers subject to Bankruptcy Court approval, and have been duly authorized by all necessary corporate or other organizational action and, if required, equity holder action. This Agreement has been duly executed and delivered by each Loan Party and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

  Section 3.03. Governmental Approvals; No Conflicts. The Transactions (a) except for entry of the Interim Financing Order, do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law, regulation or order of any Governmental Authority or the charter, by-laws or other organizational documents of Holdings, the Borrower or any Subsidiary, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon Holdings, the Borrower, any Subsidiary or any of the assets of the foregoing, or give rise to a right thereunder to require any payment to be made by Holdings, the Borrower or any Subsidiary, except, in each case, those matters that have been or will be stayed by virtue of the filing of the Chapter 11 Case, and (d) will not result in the creation or imposition of any Lien on any asset of Holdings, the Borrower or any Subsidiary, except Liens created under the Loan Documents.

  Section 3.04. Financial Condition; No Material Adverse Change. (a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, equity holders equity and cash flows (i) as of and for the 2003 and 2004 fiscal years reported on by Deloitte & Touche LLP, independent public accountants, and (ii) as of and for the fiscal months ended December 31, 2004, and January 31, 2005, in each case certified by a Financial Officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to normal year-end adjustments in the case of quarterly statements, normal quarter-end adjustments in the case of monthly statements and the absence of footnotes in the case of all statements referred to in clause
(ii) above.

     (b) Except as disclosed in the financial statements referred to above or the notes thereto and except for the Disclosed Matters, after giving effect to the Transactions, none of Holdings, the Borrower or the Subsidiaries has, as of the Effective Date, any material contingent liabilities or long-term commitments, in each case outside the ordinary course of business.

     (c) Except for the Disclosed Matters, those matters disclosed in Holdings' SEC Form 10-k filed on March 14, 2005, and SEC Form 8-k filings through the date hereof, and the filing of the Chapter 11 Cases, since January 31, 2005, there has not occurred any fact or circumstance that has had, or could reasonably be expected to have, a Material Adverse Effect.

  Section 3.05. Properties. (a) Each of Holdings, the Borrower and the Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business (including its Mortgaged Properties), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

     (b) Each of Holdings, the Borrower and the Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by Holdings, the Borrower and the Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     (c) Schedule 3.05 sets forth the address of each real property that is owned or leased by the Borrower or any Subsidiary as of the Effective Date and currently used in the operation of its business, and each other parcel of real property having a fair value in excess of $250,000, indicating in each case whether such property is owned or leased and, in the case of each owned property, the record holder thereof. The value of all real property owned by the Borrower and the Subsidiaries that is not listed on Schedule 3.05 does not exceed $1,000,000 in the aggregate.

     (d) As of the Effective Date, neither Holdings, the Borrower nor any Subsidiary has received notice of, or has knowledge of, any pending or contemplated condemnation proceeding affecting any Mortgaged Property or any sale or disposition thereof in lieu of condemnation. Other than as indicated on
Schedule 1.01(c), neither any Mortgaged Property nor any interest therein is subject to any right of first refusal, option or other contractual right to purchase such Mortgaged Property or interest therein.

  Section 3.06. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Holdings or the Borrower, threatened against or affecting Holdings, the Borrower or any Subsidiary as to which there is a reasonable possibility of an adverse determination and that, (i) if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) challenges the validity, legality or enforceability of the Loan Documents or the Transactions.

     (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither Holdings, the Borrower nor any Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

  Section 3.07. Compliance with Laws and Agreements. Each of Holdings, the Borrower and the Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority (including the 1996 Confirmation Order, the 1996 Plan of Reorganization and the trust agreement relating to the Personal Injury Trust) applicable to it or its property and all indentures, certificates, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

  Section 3.08. Investment and Holding Company Status. Neither Holdings, the Borrower nor any Subsidiary is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, or
(b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

  Section 3.09. Taxes. Each of Holdings, the Borrower and the Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which Holdings, the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

  Section 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $5,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $10,000,000 the fair market value of the assets of all such underfunded Plans.

  Section 3.11. Disclosure. (a) The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which Holdings, the Borrower or any Subsidiary is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. The factual information (taken as a whole) contained in any of the reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the DIP Agent or any Lender in connection with the negotiation of this

Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) does not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein (if taken as a whole), in the light of the circumstances under which they were made, not misleading.

     (b) The Budget has been prepared in good faith based upon assumptions believed by the Borrower to be reasonable as of (i) the date hereof and (ii) the date such Budget was furnished to the Lenders.

  Section 3.12. Subsidiaries. Holdings does not have any subsidiaries other than the Borrower and the Subsidiaries and those entities expressly excluded from the definition of "Subsidiary". Schedule 3.12 sets forth the name of, and the ownership interest of the Borrower in, each Subsidiary and identifies each Subsidiary that is a Subsidiary Loan Party, in each case as of the Effective Date.

  Section 3.13. Insurance. Schedule 3.13 sets forth a description of all insurance maintained by or on behalf of the Borrower and the Subsidiaries as of the Effective Date. As of the Effective Date, all premiums due and payable in respect of such insurance have been paid. The Borrower believes that the insurance maintained by or on behalf of the Borrower and the Subsidiaries is consistent with the insurance customarily maintained by similarly situated companies.

  Section 3.14. Labor Matters. As of the Effective Date, there are no strikes, lockouts or slowdowns against Holdings, the Borrower or any Subsidiary pending or, to the knowledge of Holdings or the Borrower, threatened. The hours worked by and payments made to employees of Holdings, the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from Holdings, the Borrower or any Subsidiary, or for which any claim may be made against Holdings, the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of Holdings, the Borrower or such Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Holdings, the Borrower or any Subsidiary is bound.

  Section 3.15. Margin Regulations. Neither Holdings, the Borrower nor any Subsidiary is engaged principally, or as one of its primary activities, in the business of extending credit for the purpose of purchasing or carrying "Margin Stock" as defined in Regulation U of the Board and neither Holdings, the Borrower nor any Subsidiary will use the proceeds of any Loan in a manner that violates any provisions of Regulation T, U or X of the Board.

  Section 3.16. Interim Financing Order. As of the Effective Date, the Interim Financing Order has been duly entered, is valid, subsisting and continuing and has not been vacated, modified, reversed on appeal, or vacated or modified by any Bankruptcy Judge or District Court Judge and is not subject to any pending stay.

  Section 3.17. Super-Priority Administrative Expense. Upon entry of the Interim Financing Order, (a) pursuant to Section 364(c)(1) of the Bankruptcy Code, the Post-Petition Obligations shall at all times constitute allowed administrative expense claims in the Chapter 11 Cases having priority over all administrative expenses of the kind specified in Section 503(b) or 507 of the Bankruptcy Code, whether arising or incurred in any of the Chapter 11 Cases or (subject to Section 726(b) of the Bankruptcy Code) in any superseding case or cases under Chapter 7 of the Bankruptcy Code except as otherwise provided in the Interim Financing Order, (b) the Post-Petition Obligations shall at all times otherwise constitute Superpriority Claims, and (c) pursuant to Sections 364(c)(2) and 364(d)(1) of the Bankruptcy Code, the Post-Petition Obligations shall at all times be secured by a first priority Lien on the Collateral, subject in each case only to the Permitted Liens and the fees and expenses subject to the Administrative Expense Carve-Out.


                                   ARTICLE IV

                                   CONDITIONS

  Section 4.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 11.02):

            (a) the DIP Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the DIP Agent (which may include facsimile transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

            (b) the DIP Agent shall have received a favorable written opinion (addressed to the DIP Agent and the Lenders and dated the Effective Date) of Squire, Sanders & Dempsey L.L.P., counsel for the Borrower, covering such matters as the DIP Agent shall reasonably request. Each of Holdings and the Borrower hereby requests such counsel to deliver such opinions.

            (c) the DIP Agent shall have received such documents and certificates as the DIP Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents, and the Transactions, all in form and substance satisfactory to the DIP Agent and its counsel.

            (d) the DIP Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a), (b), (d), and (e) of Section 4.02.

            (e) the DIP Agent shall have received an incumbency and signature certificate for the Borrower and each Guarantor satisfactory in form and substance to the DIP Agent;

            (f) the DIP Agent shall have received a Borrowing Base Report showing the calculation of the Borrowing Base as of April 1, 2005 (giving effect to the repurchase of Transferred Receivables and certain related assets from General Electric Capital Corporation referred to in Section 4.01(o) below);

            (g) the DIP Agent shall have received the Budget, in form and substance reasonably satisfactory to the Lenders;

            (h) the DIP Agent shall have received the Interim Financing Order substantially in the form of Exhibit B hereto and acceptable to the DIP Agent after notice given and a hearing conducted in accordance with Bankruptcy Rule 4001(c) shall have been entered by the Bankruptcy Court and shall be in full force and effect and shall not have been amended, modified, stayed, vacated, reversed or rescinded in any respect;

            (i) the DIP Agent shall have received a cash management order including procedures requiring all proceeds of Collateral and all revenues, income and cash flow of the Borrower and the Guarantors to be deposited in a Collection Account or such other arrangement as is acceptable to the DIP Agent such that, except with respect to the Petty Cash and Payroll Accounts, the DIP Agent attains exclusive dominion and control of such accounts and proceeds of collection deposited therein shall have been entered by the Bankruptcy Court and shall be in full force and effect and shall not have been amended, modified, stayed, vacated, reversed or rescinded in any respect;

            (j) the DIP Agent shall have received all fees and other amounts then due and payable to it and to the Lenders in connection with the execution and delivery of this Agreement and the transactions contemplated hereby, including the payment of the closing fee and the DIP Agent's fee payable pursuant to Section 2.11 (provided such amounts may be paid out of the initial Borrowing under the DIP Credit);

            (k) the DIP Agent shall have received evidence of insurance required by Section 5.07;

            (l) no trustee, or other disinterested person with expanded powers pursuant to Section 1104(c) of the Bankruptcy Code, shall have been appointed or designated with respect to any Debtor or its respective business or Properties, including, without limitation the Collateral, no order shall be entered appointing such a trustee or other disinterested person and no motion by or supported by the Debtors shall be pending seeking such relief;

            (m) the Borrower shall have reimbursed the Pre-Petition Agent for all reasonable fees and expenses incurred by them, including the reasonable fees and expenses of Chapman and Cutler LLP, Chapman and Cutler LLP's local counsel, and FTI Consulting, Inc., in connection with the Pre-Petition Credit Agreement and the transactions contemplated hereby for which the Borrower has received an invoice (provided such amounts may be paid out of the initial Borrowing under the DIP Credit) (it being understood that such amounts paid remain subject to Bankruptcy Court approval);

            (n) the Borrower shall have paid the reasonable costs and expenses (including the reasonable fees and expenses of Chapman and Cutler LLP, Chapman and Cutler LLP's local counsel, and FTI Consulting, Inc.) incurred by the DIP Agent in connection with this Agreement and the transaction contemplated hereby for which the Borrower has received an invoice (provided such amounts may be paid out of the initial Borrowing under the DIP Credit) (it being understood that such amounts paid remain subject to Bankruptcy Court approval);

            (o) (i) execution and delivery by the Borrower and the Receivables Subsidiary of a receivables purchase and reassignment agreement with General Electric Capital Corporation with respect to the Receivables Purchase Agreement (as such term is defined in the Pre-Petition Credit Agreement) and (ii) repurchase and termination of the outstanding Permitted Receivables Financing (as such term is defined in the Pre-Petition Credit Agreement), evidenced by such receivables purchase and reassignment agreement, which shall be in form and substance acceptable to the DIP Lenders and General Electric Capital Corporation, with the proceeds of the initial advance under the DIP Credit being advanced by the Borrower to or for the account of the Receivables Subsidiary, with all Transferred Receivables (as such term is defined in the Receivables Purchase Agreement (as such term is defined in the Pre-Petition Credit Agreement)), and related assets being simultaneously re-conveyed by the "Purchasers" party to the Receivables Purchase Agreement to the Receivables Subsidiary and by the Receivables Subsidiary to the originating sellers so long as it is a Loan Party or to the Borrower (all such receivables and related assets to constitute Post-Petition Collateral) as contemplated by such receivables purchase and reassignment agreement, which termination and repurchase arrangements shall be acceptable to the DIP Lenders and General Electric Capital Corporation;

            (p) the Loan Parties shall have established if and as requested by the DIP Agent a blocked account or lockbox for their collections and the transfer thereof to the DIP Agent, which shall be in form and substance reasonably acceptable to the DIP Agent; and

            (q) the DIP Agent's Liens in the Collateral shall have been perfected in a manner satisfactory to it and shall be first priority Liens subject only to Permitted Liens and the Administrative Expense Carve Out.

  Section 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

            (a) the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct (or, in the case of such representations and warranties that are not qualified as to materiality, true and correct in all material respects) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable;

            (b) at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing;

            (c) the DIP Agent shall have received a notice of such Borrowing as required by Section 2.03 or 2.04 or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the Issuing Bank and the DIP Agent shall have received a notice requesting the issuance, amendment, extension or renewal of such Letter of Credit as required by
      Section 2.05(b);

            (d) at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, the aggregate unpaid DIP Exposure shall not exceed the lesser of (i) the Commitments then in effect and (ii) the Available Borrowing Base as then determined; and

            (e) the applicable Financing Order shall be in full force and effect and the Debtors shall be in compliance with all the terms hereof and with respect to the Financing Order and it shall be final and non-appealable.

      Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in this Section.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

      Until the Commitments have expired or been terminated, the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each of Holdings and the Borrower covenants and agrees with the Lenders that:

      Section 5.01. Financial Statements and Other Information. The Borrower will furnish to the DIP Agent (for distribution to each Lender):

            (a) within 90 days after the end of each fiscal year of Holdings, its audited consolidated balance sheet and related statements of operations, equity holders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or other independent public accountants of recognized national standing to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

            (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Holdings (except that the quarterly financial statements for the fiscal quarter ending February 28, 2005, shall be due no later than April 30, 2005,) its consolidated balance sheet and related statements of operations, equity holders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer as presenting fairly in all material respects the financial condition and results of operations of Holdings and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end adjustments and the absence of footnotes;

            (c) within 30 days after the end of each fiscal month of Holdings (except that the monthly financial statements for the fiscal month ending February 28, 2005, shall be due no later than April 30, 2005, for the fiscal month ending March 31, 2005, shall be due no later than May 31, 2005, and for the fiscal month ending April 30, 2005, shall be due no later than June 15, 2005, its consolidated balance sheet and related statements of operations, equity holders' equity and cash flows as of the end of and for such fiscal month and the then elapsed portion of the fiscal year, all certified by a Financial Officer as presenting in all material respects the financial condition and results of operations of Holdings and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal quarter-end adjustments and the absence of footnotes;

            (d) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, and (ii) stating whether any change in GAAP or in the application thereof applicable to the Borrower has occurred since the date of the Borrower's audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

            (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Holdings, the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by Holdings to its shareholders generally, as the case may be;

            (f) on Wednesday of each week, a Borrowing Base Report setting forth the computation of the Available Borrowing Base as of the last Business Day of the preceding week, together with such other information as such certificate requires, certified as correct by a Financial Officer of the Borrower (it being agreed that the Borrower may elect to deliver a Borrowing Base Report more frequently than required by this Section);

            (g) on Wednesday of each week, a report (the "Budget Report") (i) showing the actual receipts and disbursements of the Borrower and the Subsidiary Loan Parties during the immediately preceding week, and (ii) comparing the actual receipts and disbursements for the Borrower and the Subsidiary Loan Parties to the receipts and disbursements shown in the Budget both for the week covered by such Budget Report and on a cumulative basis for the period from the Effective Date to the date of the Budget Report in each of the categories set forth in the Budget, each Budget Report to be in form and substance reasonably satisfactory to the DIP Agent and certified by a Financial Officer of the Borrower;

            (h) by Wednesday of each week, the Borrower shall deliver a 13-week cash flow forecast showing projected cash receipts and cash disbursements of Holdings, the Borrower, and their Subsidiaries over the following 13-week period (prepared on a consolidated basis), together with a reconciliation of actual cash receipts and cash disbursements of Holdings, the Borrower, and their Subsidiaries from the immediately preceding week, prepared by the Borrower and in form and substance, and with such detail, as the DIP Agent may reasonably require;

            (i) as soon as available, and in any event within fifteen (15) days after the end of each month, an accounts receivable and accounts payable aging, an accounts receivable concentration and reconciliation report, an inventory report (broken down by category) and such other information and reports as the DIP Agent may reasonably request, each as of the close of such period and in reasonable detail prepared by the Borrower and certified to by a Financial Officer of the Borrower;

            (j) promptly furnish to the DIP Agent or its counsel (or cause to be furnished to the DIP Agent or its counsel by means of the Bankruptcy Court's electronic case filing notification system) promptly after the same is available, copies of all pleadings, motions, applications, judicial information, financial information and other documents filed by or on behalf of the Borrower or any other Loan Party with the Bankruptcy Court in the Chapter 11 Cases, or distributed by or on behalf of the Borrower or any other Loan Party to any official committee appointed in the Chapter 11 Cases;

            (k) promptly upon receiving the same, copies of all written offers which the Borrower should reasonably expect to be of interest to the Lenders and agreements regarding the sale or recapitalization of Holdings, the Borrower or any Subsidiary; and

            (l) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of Holdings, the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the DIP Agent or any Lender may reasonably request.

      Section 5.02. Notices of Material Events. The Borrower will furnish to the DIP Agent (for distribution to the Lenders) prompt written notice of the following (and in any event within one Business Day following the discovery by Holdings, the Borrower or any Subsidiary of the following):

            (a) the occurrence of any Default;

            (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority (including in respect of the 1996 Confirmation Order, the 1996 Plan of Reorganization or the 1996 Permanent Injunction) against or affecting Holdings, the Borrower or any Affiliate thereof as to which there is a reasonable possibility of an adverse determination that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

            (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of Holdings, the Borrower, the Subsidiaries or any of the Borrower's ERISA Affiliates in an aggregate amount exceeding $5,000,000; and

            (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

      Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower describing in reasonable detail the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

      Section 5.03. Information Regarding Collateral. The Borrower will furnish to the DIP Agent prompt written notice of any change (i) in any Loan Party's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Loan Party's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in any Loan Party's identity or corporate structure or (iv) in any Loan Party's Federal Taxpayer Identification Number. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all necessary filings have been made under the Uniform Commercial Code or otherwise that are required in order for the DIP Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The Borrower also agrees promptly to notify the DIP Agent if any material portion of the Collateral is damaged or destroyed.

      Section 5.04. Existence; Conduct of Business. Each Loan Party will, and will cause each Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

      Section 5.05. Payment of Obligations. Each Loan Party will, and will cause each Subsidiary to, pay its Indebtedness and other material obligations, including Tax liabilities, before the same shall result in a default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) Holdings, the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

      Section 5.06. Maintenance of Properties. Each Loan Party will, and will cause each Subsidiary to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear and damage by fire or casualty excepted, and (b) furnish to the DIP Agent, at the expense of the Borrower, Phase I environmental site assessment reports or updates, in form, scope and substance reasonably acceptable to the DIP Agent, prepared by an environmental consulting firm reasonably acceptable to the DIP Agent, for such properties or operations as have been specified by the DIP Agent.

      Section 5.07. Insurance. Each Loan Party will, and will cause each Subsidiary to, maintain, with financially sound and reputable insurance companies (a) insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required to be maintained pursuant to the Security Documents. The Loan Parties shall also cause all property and casualty insurance on the Collateral and all business interruption insurance to include mortgagee's and lender loss payee endorsements in favor of the DIP Agent (and, if requested, the Lenders) and the Pre-Petition Agent (and, if requested, the Pre-Petition Lenders), and containing all endorsements and assurances of affirmative coverage requested by them for the protection of their interests as they shall reasonably require. The Borrower will furnish to the DIP Agent (for distribution to the Lenders), upon request, information in reasonable detail as to the insurance so maintained.

      Section 5.08. Casualty and Condemnation. The Borrower (a) will furnish to the DIP Agent (for distribution to the Lenders) prompt written notice of any material casualty or other insured damage to any material portion of any Collateral or the commencement of any action or proceeding for the taking of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the Cash Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with this Agreement.

      Section 5.09. Books and Records; Inspections. Each Loan Party will, and will cause each Subsidiary to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each Loan Party will, and will cause each Subsidiary to, permit any representatives designated by the DIP Agent or any Lender, upon reasonable prior notice and during reasonable business hours, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested. The DIP Agent and the Lenders may from time to time, upon reasonable prior notice and during reasonable business hours, perform field examinations of the business, operations and assets of Holdings the Borrower and its Subsidiaries, and the Borrower shall pay the reasonable costs and expenses of the DIP Agent in connection with any such examination.

      Section 5.10. Compliance with Laws. Each Loan Party will, and will cause each Subsidiary to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

      Section 5.11. Use of Proceeds and Letters of Credit. The Borrower shall use the proceeds of the Loans made hereunder and of all Letters of Credit issued hereby (a) for payment of normal operating expenses of the Loan Parties consistent with the Budget and payment of such amounts as may be ordered by the Bankruptcy Court, (b) to fund LC Disbursements, (c) for the payment of professional fees of the DIP Agent and the Pre-Petition Agent related to the DIP Credit and the Pre-Petition Loans, (d) for the payment of interest, fees and expenses on the DIP Credit, (e) for payment of the Administrative Expense Carve Out, (f) for the payment of interest accruals, fees and expenses with respect to the Pre-Petition Loans as adequate protection to the Pre-Petition Lenders, and
(g) to fund the purchase of outstanding accounts receivable and related assets incident to the termination of the Permitted Receivables Financing (as defined in the Pre-Petition Credit Agreement) and the payment of all indemnification payments, fees, costs, and expenses (including, without limitation, fees, costs, and expenses of counsel and other advisors) to the "Purchasers", the "Administrative Agent", the "Collateral Agent" and other "Indemnified Persons" under the Receivables Purchase Agreement (in each case, whether incurred before or after the Effective Date). No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of Regulations T, U and X of the Board. Letters of Credit will be issued only to support obligations of the Borrower and the Subsidiary Loan Parties incurred for general corporate purposes.

      Section 5.12. Investment Banking Firm Engagements. The Borrower shall at all times continue to engage one or more nationally recognized investment banking firms selected by it and reasonably acceptable to the Pre-Petition Agent and the DIP Agent, to explore and evaluate the prompt sale of assets previously described to the DIP Lenders (including EaglePicher Pharmaceutical Services, LLC, EaglePicher Filtration and Minerals, Inc., Wolverine Gasket Division of the Borrower, the Boron Products and Services Division, and the Government Power Division) under one or more written engagement letters in form and substance reasonably acceptable to the Pre-Petition Agent and the DIP Agent.

      Section 5.13 DIP Agent's Financial Consultant. The DIP Agent shall have the continuing right to engage on behalf of the Lenders a financial advisor, selected by the DIP Agent, to evaluate the financial condition, operating performance, and business prospects of the Loan Parties and their Subsidiaries and to perform such other information gathering or evaluation acts as may be reasonably requested by the DIP Agent or the Required Lenders, and the reasonable costs and expenses of such financial advisor shall be borne by the Borrower and constitute part of the Post-Petition Obligations. The Borrower shall promptly pay such reasonable costs and expenses as and when invoice(s) for such amounts are delivered to the Borrower by the DIP Agent. The Borrower shall take reasonable steps to make available to such financial advisor and its representatives such information respecting the financial condition, operating performance, and business prospects of the Loan Parties and their Subsidiaries as may be reasonably requested and shall make its officers, employees, and independent public accountants available with reasonable prior notice to discuss such information with such financial advisor and its representatives.

      Section 5.14. Foreign Subsidiary Distributions, Etc. To the extent permitted by applicable law and regulation, the Loan Parties shall take such action from time to time as may be required to cause Net Cash Proceeds from the disposition of Foreign Subsidiaries or their assets to the extent available for distribution, and amounts available for distribution by any Joint Venture, to be distributed and paid over to the Borrower.

      Section 5.15. Further Assurances. (a) Each Loan Party will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the DIP Agent or the Required Lenders may reasonably request, to cause the Collateral to be and remain fully perfected and protected at all times, all at the expense of the Loan Parties.

      (b) If any material assets (including any real property or improvements thereto or any interest therein) are acquired by any Loan Party after the Effective Date (other than assets constituting Collateral that become subject to the Lien of the Security Documents upon acquisition thereof), the Borrower will notify the DIP Agent and the Lenders thereof, and, if requested by the DIP Agent or the Required Lenders, the Borrower will cause such assets to be subjected to a Lien securing the Post-Petition Obligations and will take, and cause the relevant Loan Parties to take, such actions as shall be necessary to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

      Until the Commitments have expired or terminated, the principal of and interest on each Loan and all fees payable hereunder have been paid in full, all Letters of Credit have expired or terminated and all LC Disbursements have been reimbursed, each Loan Party covenants and agrees with the Lenders that:

      Section 6.01. Indebtedness; Certain Equity Securities. (a) The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

            (i) Indebtedness created under the Loan Documents;

            (ii) the Pre-Petition Credits;

            (iii) the Senior Debt;

            (iv) Indebtedness existing on the date hereof and set forth in
      Schedule 6.01, and extensions, renewals and replacements of any such

      Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof;

            (v) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary, in each case outstanding on the Effective Date; provided that (A) Indebtedness of any Subsidiary that is not a Loan Party to the Borrower or any Subsidiary Loan Party shall be subject to clause (ii) of the proviso to Section 6.04(d) or
      Section 6.04(l) and (B) Indebtedness of the Borrower or any other Loan Party to any Subsidiary that is not a Loan Party shall be subordinated to the Obligations on terms reasonably satisfactory to the DIP Agent;

            (vi) Guarantees by the Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary, in each case outstanding on the Effective Date; provided that Guarantees by the Borrower or any Subsidiary Loan Party of Indebtedness of any Subsidiary that is not a Loan Party shall be subject to Section 6.04(f);

            (vii) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, in each case outstanding on the Effective Date, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof; provided that (A) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (B) the aggregate principal amount of Indebtedness permitted by this clause (vii) shall not exceed $15,000,000 at any time outstanding;

            (viii) surety and appeal bonds, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business of the Borrower or any Subsidiary (exclusive of obligations in respect of the payment for borrowed money) and accrued expenses incurred in the ordinary course of business of the Borrower or any Subsidiary;

            (ix) Indebtedness of Foreign Subsidiaries to lenders in jurisdictions outside the United States; provided that the aggregate principal amount of all such Indebtedness shall not exceed $15,000,000 at any time outstanding;

            (x) Indebtedness of the Borrower or any Subsidiary under any Swap Agreement permitted pursuant to Section 6.07;

            (xi) Indebtedness under the Permitted Receivables Financing (as such term is defined in the Pre-Petition Credit Agreement), provided such Indebtedness shall be paid in full (except for any contingent indemnification claims, costs, fees, and expenses (including, without limitation, costs, fees and expenses of counsel) that survives the termination of the Permitted Receivables Financing) out of the proceeds of the initial Borrowing made under this Agreement;

            (xii) the BV Loans and Foreign Subsidiary Loans; and

            (xiii) the EPTEC loans.

      (b) Holdings will not create, incur, assume or permit to exist any Indebtedness except Indebtedness created under the Loan Documents and a Guarantee of the Senior Debt as set forth in the Senior Debt Documents.

      (c) Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, issue any preferred Equity Interests, except Holdings may issue Refinancing Preferred Stock to refinance outstanding Existing Preferred Stock.

      Section 6.02. Liens. (a) The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

            (i) Liens created under the Loan Documents;

            (ii) Permitted Encumbrances;

            (iii) any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (A) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (B) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

            (iv) Liens created under the Pre-Petition Loan Documents securing the Pre-Petition Obligations;

            (v) Liens on any property or assets of any Foreign Subsidiary securing Indebtedness permitted by clause (ix) of Section 6.01(a); and

            (vi) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (A) such security interests secure Indebtedness permitted by clause (vii) of
      Section 6.01(a), (B) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (C) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and

      (D) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary.

      (b) Holdings will not create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect thereof, except Liens created under the Loan Documents, Liens created under the Pre-Petition Loan Documents securing the Pre-Petition Obligations, and Permitted Encumbrances.

      Section 6.03. Fundamental Changes. (a) No Loan Party will, nor will they permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing, (i) any Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any entity may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary and (if any party to such merger is a Subsidiary Loan Party) is a Subsidiary Loan Party, and (iii) any Subsidiary (other than a Subsidiary Loan Party) may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a wholly-owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.

      (b) The Borrower will not, and will not permit any Subsidiary to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and such Subsidiary on the date of execution of this Agreement and businesses reasonably related thereto.

      (c) Holdings will not engage in any business or activity, except (i) the ownership of all the outstanding Equity Interests of the Borrower, (ii) the performance of its obligations under the Loan Documents, (iii) the performance of its obligations related to the Existing Preferred Stock, (iv) the maintenance of its existence and compliance with laws, (v) other activities that are permitted by this Agreement (including the issuance of preferred Equity Interests to the extent permitted by Section 6.01(c)) and (vi) legal, tax and accounting matters in connection with any of the foregoing activities. Holdings will not own or acquire any assets (other than the Equity Interests of the Borrower, cash and Permitted Investments) or incur any liabilities (other than liabilities under the Loan Documents, liabilities imposed by law, including tax liabilities, and other liabilities incidental to its existence and permitted business and activities).

      Section 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, and will not permit any Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly-owned Subsidiary prior to such merger) any Equity Interests in or evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

            (a) intentionally deleted;

            (b) Permitted Investments;

            (c) investments existing on the date hereof and set forth on
      Schedule 6.04;

            (d) investments by the Borrower and the Subsidiaries in Equity Interests in their respective subsidiaries; provided that (i) any such Equity Interests held by a Loan Party shall be pledged pursuant to the Security Documents and (ii) no additional investments by Loan Parties in subsidiaries that are not Loan Parties shall be made after the Effective Date except as provided in the Budget;

            (e) loans or advances made by the Borrower to any subsidiary and made by any Subsidiary to the Borrower or any other subsidiary; provided that (i) any such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged pursuant to the Security Documents and (ii) no additional loans or advances shall made by Loan Parties to subsidiaries that are not Loan Parties after the Effective Date except as provided in the Budget;

            (f) Guarantees constituting Indebtedness permitted by Section 6.01; provided that (i) a Subsidiary shall not Guarantee the Senior Debt unless such Subsidiary also has Guaranteed the Post-Petition Obligations and the Pre-Petition Obligations, and (ii) no additional Indebtedness of Subsidiaries that are not Loan Parties shall be Guaranteed by any Loan Party after the Effective Date except as provided in the Budget;

            (g) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

            (h) intentionally deleted;

            (i) receivables owing to the Borrower or any Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

            (j) existing Swap Agreements;

            (k) loans and advances by the Borrower and the Subsidiaries to employees or directors of the Borrower and the Subsidiaries for moving and travel expenses and other similar expenses, in each case incurred in the ordinary course of business, in an aggregate principal amount not to exceed $1,000,000 at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances); and

            (l) the EPTEC loans.

      Section 6.05. Asset Sales. The Borrower will not, and will not permit any Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interests owned by it, nor will the Borrower permit any Subsidiary to issue any additional Equity Interests in such Subsidiary, except:

            (a) sales of inventory, used equipment and Permitted Investments in the ordinary course of business and consistent with past practice; and

            (b) sales, transfers and other dispositions of assets (other than less than all the Equity Interests in a Subsidiary) that are not permitted by any other clause of this Section; provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this clause (b) shall not exceed $1,000,000 in the aggregate.

      Section 6.06. Sale and Leaseback Transactions. The Borrower will not, and will not permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred.

      Section 6.07. Swap Agreements. The Borrower will not, and will not permit any Subsidiary to, enter into any Swap Agreement, other than Swap Agreements outstanding on the Effective Date.

      Section 6.08. Restricted Payments; Certain Payments of Indebtedness. (a) No Loan Party will, nor will they permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (i) Holdings may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock, (ii) Subsidiaries of the Borrower may declare and pay dividends ratably with respect to their capital stock, and (iii) the Borrower may reimburse Granaria or any of its Affiliates for their reasonable out-of-pocket expenses relating to their management of Holdings so long as at the time of such payment and after giving effect thereto as Default exists.

      (b) Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness (other than the payment of the Obligations as provided herein and in the Financing Order or as otherwise ordered by the Bankruptcy Court and consistent with the Interim Financing Order and any Final Financing Order approved by the DIP Lenders).

      Section 6.09. Transactions with Affiliates. No Loan Party will, nor will they permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business that do not involve Holdings and are at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and the Subsidiary Loan Parties not involving any other Affiliate, (c) any Restricted Payment permitted by Section 6.08, (d) any sale, transfer or disposition by a Loan Party to another Loan Party pursuant to Section 6.05(b), and (e) the EPTEC loans.

      Section 6.10. Restrictive Agreements. No Loan Party will, nor will they permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of Holdings, the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document or Senior Debt Documents, or the Pre-Petition Loan Documents, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.10 (but shall apply to any amendment or modification expanding the scope of any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, and (v) clause
(a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

      Section 6.11. Amendment of Material Documents. No Loan Party will, nor will they permit any Subsidiary to, amend or modify, or permit the amendment or modification of, any provision of (a) its certificate of incorporation, by-laws or other organizational documents, (b) any Senior Debt Document, (c) the Certificate of Designation, (d) the Industrial Revenue Bonds, (e) the 1996 Confirmation Order, (f) the 1996 Plan of Reorganization, or (g) the 1996 Permanent Injunction, other than amendments or modifications that are not in any manner materially adverse to Lenders and that do not affect the subordination provisions thereof (if any) in a manner adverse to the Lenders.

      Section 6.12. Chapter 11 Claims. No Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly create, incur, assume or suffer to exist (in each case, to "Incur") or permit any unsecured claim in the Chapter 11 Cases or (subject to Section 726(b) of the Bankruptcy Code) any superseding case or cases under Chapter 7 of the Bankruptcy Code (including, without limitation, any deficiency claim remaining after the satisfaction of a Lien that secures a claim) to be pari passu with or senior to the claims of the DIP Agent and the Lenders against the Loan Parties on the Post-Petition Obligations, or apply to the Bankruptcy Court for authority so to do, except for the Administrative Expense Carve-Out and except as otherwise provided in the Interim Financing Order.

      Section 6.13. Assets Purchases, Executory Contracts, Pre-Petition Debt and Payments Outside the Ordinary Course of Business. No Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly (a) purchase any assets outside the ordinary course of business, except for interests in Transferred Receivables and related assets repurchased in connection with the termination of the Permitted Receivables Financing referred to in Section 4.01(o) above, (b) assume any material executory contracts (other than the executory contracts listed on Exhibit C) under Section 365 of the Bankruptcy Code without the prior approval of the DIP Agent, (c) pay any pre-petition debt, other than (i) the Pre-Petition Obligations and obligations with respect to the Permitted Receivables Financing as permitted by this Agreement and the Financing Order,
(ii) pre-petition obligations owed to Normalized Trade Creditors to the extent consistent with the Budget, (iii) pre-petition obligations to other Essential Trade Creditors that are not trade creditors to the extent consistent with the Budget and up to $100,000 in the aggregate for certain ordinary course professionals, and (iv) employee incentives, retention, and severance benefits, to the extent consistent with the Budget, and (d) make any payments outside the ordinary course of their respective businesses, in each case without prior approval of the Bankruptcy Court.

      Section 6.14. Limitation on Restrictions on Disclosure of Certain Information. No Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly enter into any consensual encumbrance or restriction (subject to any mandatory requirements of the United States of America or any of its agencies) on the ability of any Loan Party to disclose to the DIP Agent or the Lenders the information and matters the Loan Parties are required to report pursuant to Section 5.01 of this Agreement.

      Section 6.15. No Additional Subsidiaries; Inactive Subsidiaries; Receivables Subsidiary. No Loan Party shall permit any additional Subsidiary to be formed or acquired (or permit any Inactive Subsidiary to cease being an Inactive Subsidiary) after the Effective Date. Immediately following the initial Borrowing made hereunder, the Receivables Subsidiary shall be, and shall at all times thereafter continue to be, an Inactive Subsidiary.

                                   ARTICLE VII

                                EVENTS OF DEFAULT

      If any of the following events (each an "Event of Default") shall occur:

            (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise, or the Borrower shall fail to pay any Adequate Protection Obligation when due in accordance with the terms of the Financing Order;

            (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of two Business Days;

            (c) any representation or warranty made or deemed made by or on behalf of Holdings, the Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect (or, in the case of any such representation or warranty that is not qualified as to materiality, incorrect in any material respect) when made or deemed made;

            (d) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section (5.01(f) (Borrowing Base Report), 5.02, 5.04 or 5.11 or in Article VI;

            (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of ten (10) Business Days after notice thereof from the DIP Agent to the Borrower (which notice will be given at the request of any Lender);

            (f) other than defaults arising as a result of the Chapter 11 Cases, and other than payments that are stayed pursuant thereto, Holdings, the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, beyond the period of grace, if any, provided in the instrument, agreement or other document evidencing or governing such Material Indebtedness;

            (g) other than defaults arising as a result of the filing of the Chapter 11 Cases, and other than matters that are otherwise stayed pursuant thereto, any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

            (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Subsidiary who is not a Loan Party or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Subsidiary who is not a Loan Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered (provided the occurrence of any event specified herein shall not constitute an Event of Default if the proceeding with respect to such Subsidiary is jointly administered with the Borrower and the other Loan Parties and the Financing Orders are modified so as to afford the Lenders and the Pre-Petition Lenders the same protections with respect to such Subsidiary and its assets as they have with respect to the Subsidiary Loan Parties party to this Agreement);

            (i) any Subsidiary who is not a Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Subsidiary who is not a Loan Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing (provided the occurrence of any event specified herein shall not constitute an Event of Default if the proceeding with respect to such Subsidiary is jointly administered with the Borrower and the other Loan Parties and the Financing Orders are modified so as to afford the Lenders and the Pre-Petition Lenders the same protections with respect to such Subsidiary and its assets as they have with respect to the Subsidiary Loan Parties party to this Agreement);

            (j) intentionally deleted;

            (k) one or more judgments for the payment of money in an aggregate amount (that is not covered by insurance to the extent such insurance is provided by insurers that are solvent and have not denied payment with respect to any such event or condition) in excess of $5,000,000 shall be rendered against Holdings, the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of Holdings, the Borrower or any Subsidiary to enforce any such judgment;

            (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower, the Subsidiaries or the Borrower's ERISA Affiliates in an aggregate amount exceeding (i) $5,000,000 in any year or (ii) $10,000,000 for all periods;

            (m) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document, except as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents;

            (n) a Change in Control shall occur;

            (o) the Borrower or any Subsidiary shall become generally subject to asbestos-related claims that were otherwise enjoined as to the Borrower or such Subsidiary by the 1996 Permanent Injunction;

            (p) the failure of any Loan Party to comply with any of the terms of the Financing Order or the occurrence of any condition or event which permits the Lenders to exercise any of the remedies set forth in the Financing Order, including, without limitation, any "Termination Event" as defined in the Financing Order;

            (q) the granting of a Lien on or other interest in any Property of any Loan Party, or Superpriority Claim, by any Bankruptcy or District Court Judge which is superior to or ranks in parity with the Lien of the DIP Agent granted in this Agreement and the Financing Order except for the Administrative Expense Carve Out and as otherwise permitted under the Financing Order;

            (r) any Lien purported to be created by this Agreement, the Interim Financing Order or the Final Financing Order in any of the Collateral shall, for any reason other than the acts of the DIP Agent, the DIP Lenders, the Pre-Petition Agent or the Pre-Petition Lenders, cease to be valid or any action is commenced by any Debtor which contests the validity, perfection or enforceability of any pre-petition Liens of Pre-Petition Agent under any of the Pre-Petition Loan

      Documents or any Lien created by this Agreement, the Interim Financing Order or the Final Financing Order;

            (s) (i) an order shall be entered by the Bankruptcy Court confirming a plan of reorganization of any Debtor without the Lenders' consent, or
      (ii) there shall be substantial consummation of a plan of reorganization of any Debtor;

            (t) any material provision of any Loan Document shall, for any reason, cease to be valid and binding on any Loan Party or any Loan Party shall so assert in any pleading filed in any court, or any Lien created by the Loan Documents or the Financing Order shall cease to be a valid and perfected Lien against any of the Collateral purported to be covered thereby pursuant to Sections 364(c) and (d) of the Bankruptcy Code;

            (u) any of the Chapter 11 Cases shall be dismissed or converted to a case under Chapter 7 of the Bankruptcy Code;

            (v) a trustee under Chapter 7 or Chapter 11 of the Bankruptcy Code shall be appointed in any of the Chapter 11 Cases;

            (w) an order of the Bankruptcy Court shall be entered in any of the Chapter 11 Cases appointing an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code;

            (x) the Financing Order shall be amended, modified, stayed, vacated, reversed or rescinded in any way which materially and adversely affects the rights of the Lenders or the DIP Agent and which modification is not acceptable to the DIP Lenders;

            (y) an application shall be filed by any Debtor for the approval of any other Superpriority Claim in any of the Chapter 11 Cases which is pari passu with or senior to the claims of the DIP Agent and the Lenders with respect to the Post-Petition Obligations (except for the Administrative Expense Carve-Out) or there shall arise any such pari passu or Superpriority Claim;

            (z) the Bankruptcy Court shall enter an order or orders granting relief from the automatic stay applicable under Section 362 of the Bankruptcy Code with respect to any Lien on any assets of any Loan Party having an aggregate net book value (determined in accordance with generally accepted accounting principles, consistently applied) in excess of $1,000,000 for all such assets;

            (aa) other than as contemplated by the Budget, any Debtor permanently ceases operation of any of its businesses (other than as a result of the shut-down of its three (3) Hillside business operation plants disclosed in writing to the DIP

      Agent) or takes any material action for the purpose of effecting the foregoing without the prior written consent of the DIP Agent;

            (bb) the Bankruptcy Court shall not overrule any objection filed with respect to the Lien Finding within 60 days following the appointment of the creditors committee; or

            (cc) any Material Adverse Effect shall occur.

Upon the occurrence of the Maturity Date and upon the occurrence and during the continuation of any Event of Default beyond the applicable cure period (if any) and upon the expiration of three (3) Business Days after written notice by the DIP Agent to the Borrower, the DIP Agent, the Lenders and the Pre-Petition Lenders, as applicable, may take any or all of the following actions, in each case without further order of or application to the Bankruptcy Court:

            (a) declare the principal of an accrued interest on the outstanding Post-Petition Obligations to be immediately due and payable;

            (b) set off any amounts in any account (including any accounts maintained by the Borrower with the DIP Agent)

            (c) terminate the DIP Commitments and any other obligations of the Lenders to extend any further credit hereunder on the date (which may be the date thereof) stated in such notice;

            (d) demand that any Cash Collateral be applied to reduce or collateralize the Post-Petition Obligations and Pre-Petition Obligations as set forth in Section 2.15(c);

            (e) demand payment of interest on the Post-Petition Obligations and Pre-Petition Obligations at the default rates set forth herein and in the Financing Order, in which event interest at such rates shall accrue and be payable as therein set forth without further order of or application to the Bankruptcy Court; and

            (f) the automatic stay shall be deemed lifted as to the Collateral and the DIP Agent may, and upon request of the Required Lenders shall, (without regard to whatever other action the DIP Agent or the Lenders may be taking), foreclose and realize upon and exercise any other rights or remedies with respect to the Collateral as security for the Post-Petition Obligations and Pre-Petition Obligations.

Nothing contained in this Agreement shall impair or otherwise effect the Lenders' right to seek relief from the automatic stay as to their Collateral for cause at any time, which right the Lenders hereby fully reserve.

                                  ARTICLE VIII

                                  THE DIP AGENT

      Each of the Lenders, the Issuing Bank and the Swingline Lender hereby irrevocably appoints the DIP Agent as its agent and authorizes the DIP Agent to take such actions on its behalf and to exercise such powers as are delegated to the DIP Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

      The Lender serving as the DIP Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the DIP Agent, and such Lender and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Holdings, the Borrower or any Subsidiary or other Affiliate thereof as if it were not the DIP Agent hereunder.

      The DIP Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the DIP Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing,
(b) the DIP Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the DIP Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.02(b)), and (c) except as expressly set forth in the Loan Documents, the DIP Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings, the Borrower or any Subsidiary that is communicated to or obtained by the DIP Agent or any of its Affiliates in any capacity. The DIP Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.02(b)) or in the absence of its own gross negligence or willful misconduct. The DIP Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the DIP Agent by the Borrower or a Lender, and the DIP Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the DIP Agent.

      The DIP Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The DIP Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The DIP Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

      The DIP Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the DIP Agent. The DIP Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the DIP Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as DIP Agent.

      Subject to the appointment and acceptance of a successor DIP Agent as provided in this paragraph, the DIP Agent may resign at any time by giving the Lenders, the Issuing Bank and the Borrower at least 30 days' notice. Upon any such resignation, the Required Lenders shall have the right to appoint a successor, which shall (unless an Event of Default shall have occurred and be continuing) be reasonably acceptable to the Borrower. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring DIP Agent gives notice of its resignation, then the retiring DIP Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor DIP Agent which shall be a bank or other financial institution with an office in Chicago, Illinois, or New York City reasonably acceptable to the Borrower, or an Affiliate of any such bank or financial institution. Upon the acceptance of its appointment as DIP Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring DIP Agent, and the retiring DIP Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor DIP Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the DIP Agent's resignation hereunder, the provisions of this Article and Section 11.03 shall continue in effect for the benefit of such retiring DIP Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as DIP Agent.

      Each Lender acknowledges that it has, independently and without reliance upon the DIP Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the DIP Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

                                   ARTICLE IX.

                                 THE COLLATERAL

      Section 9.01. Security. As collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Post-Petition Obligations and the Adequate Protection Obligations and to induce the Lenders to make the DIP Credit available to the Borrower in accordance with the terms hereof, the Borrower and each of the Guarantors hereby assigns, creates, grants, conveys, mortgages, pledges, hypothecates and transfers to the DIP Agent for the ratable benefit of the Lenders, first priority Liens and for the benefit of the Pre-Petition Lenders second priority Liens (subject to Permitted Liens permitted by, and with the priority established by, the Interim Financing Order) in accordance with Sections 364(c) and (d) of the Bankruptcy Code in all right, title and interest of the Borrower and each of the Guarantors in and to any and all Property, assets and things of value of every kind or type, tangible, intangible, real, personal and fixed, whether now owned or hereafter acquired and wherever located, including, without limitation, real property (including without limitation all leasehold interests, mineral leases, and mineral and water rights), the Cash Collateral Account and all other deposit accounts, accounts, chattel paper, instruments, documents, inventory, equipment, rolling stock (including titled and non-titled vehicles), general intangibles (including, without limitation, payment intangibles, intellectual property, interests in partnerships and joint ventures, tax refunds and bankruptcy-related causes of action), letter of credit rights, supporting obligations, commercial tort claims, and investment property and, to the extent not otherwise included, (i) all proceeds of each of the foregoing, (ii) all accessions to, substitutions and replacements (including any Property repaired, rebuilt or replaced with casualty insurance proceeds and condemnation awards) for, and insurance and condemnation proceeds, rents, profits and products of each of the foregoing, (iii) all monies and other property of any kind and nature recovered by the Borrower and each of the Guarantors in accordance with the provisions of the Bankruptcy Code, including, without limitation, Sections 544, 547 and 548 thereof, or other applicable law but except as otherwise provided in the Financing Order, (iv) the Pre-Petition Collateral and (v) all Property of the Borrower and each of the Guarantors held by the DIP Agent or any Lender, including without limitation, the funds from time to time on deposit in the Collection Accounts referred to in
Section 9.03 hereof, any funds held in escrow by the DIP Agent pursuant to the last sentence of Section 2.10(d) hereof and all other Property of every description, now or hereafter in the possession or custody of or in transit to the DIP Agent or any Lender for any purpose, including safekeeping, collection or pledge, for the account of the Borrower or any Guarantor or as to which the Borrower or any Guarantor may have any right or power (all of which being hereinafter collectively referred to as the "Collateral").

      Section 9.02. Perfection of Security Interests. (a) At the request of the DIP Agent or the Required Lenders and at the Borrower's expense, the Borrower and each of the Guarantors shall (i) execute and deliver to the DIP Agent documentation satisfactory to the DIP Agent or the Lenders evidencing the Liens granted hereby, providing for the perfection of such Liens and evidencing that the automatic stay provisions of Section 362 of the Bankruptcy Code have been modified to permit the execution, delivery and filing of such documentation, and
(ii) perform or take any and all steps at any time necessary to perfect, maintain, protect and enforce the DIP Agent's Lien on the Collateral; provided, however, that no such documentation shall be required as a condition to the validity, priority or perfection of any of the Liens created pursuant to this Agreement which security interests and liens shall be deemed valid and properly perfected upon approval by the Bankruptcy Court of the Financing Order.

      (b) Until all Post-Petition Obligations and Adequate Protection Obligations have been indefeasibly satisfied and paid in full by the Debtors and the Commitments shall have terminated, the DIP Agent's security interest in the Collateral as security for such obligations shall continue in full force and effect.

      (c) Notwithstanding the provisions of Section 2.2(a) hereof, or failure on the part of the Borrower, any Guarantor, the DIP Agent or any Lender to perfect, maintain, protect or enforce the DIP Agent's Lien on the Collateral, the Financing Order shall automatically, and without further action by any Person, perfect the DIP Agent's Lien against the Collateral.

      Section 9.03. Receivables and Inventory Collections. The Borrower and the Guarantors agree to continue, or if appropriate, forthwith make, such arrangements as shall be necessary or appropriate to assure that all proceeds of the inventory and accounts receivable of the Borrower and the Guarantors and any other Cash Collateral generated after the Closing Date are deposited (in the same form as received) in an account maintained with the DIP Agent or accounts under the control of the DIP Agent (except for local petty cash accounts and local payroll accounts approved by the DIP Agents (the "Petty Cash and Payroll Accounts")) which provide for collections therein to be transmitted, upon the DIP Agent's request, to an account maintained with or otherwise under the exclusive dominion and control of the DIP Agent, all such accounts maintained with or under the control of the DIP Agent to constitute special restricted accounts (each a "Collection Account" and collectively the "Collection Accounts"). The Borrower acknowledges on behalf of itself and the Guarantors that the DIP Agent has (and is hereby granted to the extent that it does not already have) a Lien for the ratable benefit of the Lenders on each of the Collection Accounts and all funds contained therein to secure the Post-Petition Obligations and Adequate Protection Obligations, subject to the provisions of the Financing Order and the Bankruptcy Code. Cash held in the Collection Accounts shall constitute Cash Collateral subject to the Financing Order (if in effect) and otherwise as the Bankruptcy Court shall determine.

      Section 9.04. Cash Collateral Account. All Cash Collateral and other amounts referred to in Section 2.15(b) shall be deposited by the Loan Parties in one or more accounts subject to the DIP Agent's first priority perfected Lien and, if at any time required by the DIP Agent, under its exclusive dominion and control (collectively, the "Cash Collateral Account"). Such funds shall be held in the Cash Collateral Account until such time as the amounts held therein are applied by the relevant Loan Party to pay normal operating expenses consistent with the Budget and the Interim Financing Order and any Final Financing Order approved by the DIP Lenders or as the DIP Agent shall otherwise require, except that the Net Cash Proceeds of Dispositions shall be applied as set forth in Section 2.10(d) hereof. So long as no Event of Default shall have occurred and be continuing, amounts held in the Cash Collateral Account shall be made available to the relevant Loan Party to pay normal operating expenses consistent, in amount and type of expenditure, with the Budget. During the existence of an Event of Default all amounts held in the Cash Collateral Account shall be applied as required by Section 2.15(c).

      Section 9.05. Rights of DIP Agent. The DIP Agent may, or upon the direction of the Required Lenders, shall, in each case at any time on or after the Termination Date, after three (3) Business Days prior written notice to the Borrower of its intention to do so, notify account debtors, parties to contracts with the Borrower or any Guarantor, obligors on instruments of the Borrower or any Guarantor and obligors in respect of chattel paper of the Borrower or any Guarantor that the right, title and interest of the Borrower and the Guarantors in and under such accounts, such contracts, such instruments and such chattel paper have been assigned to the DIP Agent and that payments shall be made directly to the DIP Agent. Upon the request of the DIP Agent or the Required Lenders on or after the Termination Date, the Borrower and the Guarantors will, so notify such account debtors, such parties to contracts, obligors on such instruments and obligors in respect of such chattel paper. Upon the occurrence and during the continuation of a Default or an Event of Default, the DIP Agent may in its own name or in the name of others communicate with such parties to such accounts, such contracts, such instruments and such chattel paper to verify with such persons to the DIP Agent's satisfaction the existence, amount and terms of any such accounts, contracts, instruments or chattel paper.

      Section 9.06. Performance by DIP Agent of Debtor's Post-Petition Obligations. If the Borrower or any Guarantor fails to perform or comply with any of its agreements contained in this Agreement, the other Loan Documents or the Financing Order and the DIP Agent, as provided for by the terms of this Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses of the DIP Agent incurred in connection with such performance or compliance, together with interest thereon at the rate per annum determined by adding 5% to the Alternate Base Rate as from time to time in effect, shall be payable by the Loan Parties to the DIP Agent on demand and shall constitute Post-Petition Obligations secured by the Collateral. Moreover, neither the DIP Agent nor any Lender shall in any way be responsible for the payment of any costs incurred in connection with preserving or disposing of Collateral pursuant to Section 506(c) of the Bankruptcy Code, and the Collateral may not be charged for the incurrence of any such cost.

      Section 9.07. DIP Agent's Appointment as Attorney-in-Fact. (a) The Borrower and each of the Guarantors hereby irrevocably constitutes and appoints the DIP Agent and any officer of DIP Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower and each of the Guarantors and in the name of the Borrower or such Guarantor or in the DIP Agent's own name, from time to time in the DIP Agent's discretion, for the purpose of collecting the Post-Petition Obligations when due in accordance with the provisions of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary and desirable to accomplish such purpose, and, without limiting the generality of the foregoing, hereby gives the DIP Agent the power and right, on behalf of the Borrower and the Guarantors, without notice to or assent from them, to do the following:

            (i) to ask, demand, collect, receive and give acquittances and receipts for any and all monies due and to become due under any Collateral and, in the name of the Borrower or any Guarantor or the DIP Agent's own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the DIP Agent for the purpose of collecting any and all moneys due under any Collateral whenever payable and to file any claims or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the DIP Agent for the purpose of collecting any and all such moneys due under any Collateral whenever payable;

            (ii) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

            (iii) (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due, and to become due, and to become due thereunder, directly to the DIP Agent or as the DIP Agent shall direct; (B) to receive payment of and receipt for any and all moneys, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against the Borrower or any Guarantor, assignments, verifications and notices in connection with accounts and other documents constituting or relating to the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Borrower or any Guarantor with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the DIP Agent or the Required Lenders may deem appropriate; (G) to license or, to the extent permitted by an applicable license, sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any trademark, throughout the world for such term or terms, on such conditions, and in such manner, as the DIP Agent or the Required Lenders shall in its or their sole discretion determine is appropriate to liquidate the Collateral; and (H) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the DIP Agent were the absolute owner thereof for all purposes, and to do, at the option of the DIP Agent and at the Borrower's expense, at any time, or from time to time, all acts and things which the DIP Agent reasonably deems necessary to protect, preserve or realize upon the Collateral and the DIP Agent's lien therein, in order to effect the intent of this Agreement, all as fully and effectively as the Borrower and the Guarantors might do.

      (b) The DIP Agent agrees that it will forbear from exercising the power of attorney or any rights granted to them pursuant to this Section until after the Termination Date or as otherwise expressly permitted by this Agreement. The Borrower and the Guarantors hereby ratifies, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this Section is a power coupled with an interest and shall be irrevocable until the Post-Petition Obligations and the Adequate Protection Obligations are indefeasibly paid in full and the Commitments have terminated.

      (c) The powers conferred on the DIP Agent hereunder are solely to protect the DIP Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon any of them to exercise any such powers. The DIP Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or DIP Agents shall be responsible to the Borrower and the Guarantors for any act or failure to act, except for its own gross negligence or willful misconduct.

      (d) The Borrower and each Guarantor also authorizes the DIP Agent, at any time and from time to time on and after the Termination Date or as otherwise expressly permitted by this Agreement, (i) to communicate, in the name of the Borrower or such Guarantor or in the DIP Agent's own name (at the DIP Agent's option), with any party to any contract with regard to the assignment of the right, title and interest of the Borrower or such Guarantor in and under the contracts hereunder and other matters relating thereto and (ii) to execute any endorsements, assignments or other instruments or conveyance or transfer with respect to the Collateral.

                                    ARTICLE X

                                    GUARANTEE

      Section 10.01. Guarantee. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the DIP Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Post-Petition Obligations.

      (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 10.02).

      (c) Each Guarantor agrees that the Post-Petition Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Article 10 or affecting the rights and remedies of the DIP Agent or any Lender hereunder.

      (d) The guarantee contained in this Article 10 shall remain in full force and effect until all the Post-Petition Obligations and the obligations of each Guarantor under the guarantee contained in this Article 10 shall have been satisfied by payment in full, no LC Exposure shall be outstanding and the Commitments shall have been terminated, notwithstanding that from time to time during the term of this Agreement the Borrower may be free from any Post-Petition Obligations.

      (e) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the DIP Agent or any Lender from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Post-Petition Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Post-Petition Obligations or any payment received or collected from such Guarantor in respect of the Post-Petition Obligations), remain liable for the Post-Petition Obligations up to the maximum liability of such Guarantor hereunder until the Post-Petition Obligations are paid in full, no LC Exposure shall be outstanding and the Commitments are terminated.

      Section 10.02. Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 10.03. The provisions of this Section 10.02 shall in no respect limit the obligations and liabilities of any Guarantor to the DIP Agent and the Lenders, and each Guarantor shall remain liable to the DIP Agent and the Lenders for the full amount guaranteed by such Guarantor hereunder.

      Section 10.03. No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the DIP Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the DIP Agent or any Lender against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the DIP Agent or any Lender for the payment of the Post-Petition Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the DIP Agent and the Lenders by the Borrower on account of the Post-Petition Obligations are paid in full, no LC Exposure shall be outstanding, and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Post-Petition Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the DIP Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the DIP Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the DIP Agent, if required), to be applied against the Post-Petition Obligations, whether matured or unmatured, in such order as this Agreement shall prescribe.

      Section 10.04. Amendments, Etc. with Respect to the Post-Petition Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Post-Petition Obligations made by the DIP Agent or any Lender may be rescinded by the DIP Agent or such Lender and any of the Post-Petition Obligations continued, and the Post-Petition Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the DIP Agent or any Lender, and this Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the DIP Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the DIP Agent or any Lender for the payment of the Post-Petition Obligations may be sold, exchanged, waived, surrendered or released. Neither the DIP Agent nor any Lender shall as a condition to any Guarantor's liability hereunder have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Post-Petition Obligations or for the guarantee contained in this Article X or any property subject thereto.

      Section 10.05. Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Post-Petition Obligations and notice of or proof of reliance by the DIP Agent or any Lender upon the guarantee contained in this Article X or acceptance of the guarantee contained in this Article X; the Post-Petition Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Article X; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the DIP Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Article X. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Post-Petition Obligations. Each Guarantor understands and agrees that the guarantee contained in this Article X shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of this Agreement or any other Loan Document, any of the Post-Petition Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the DIP Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the DIP Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Post-Petition Obligations, or of such Guarantor under the guarantee contained in this Article X, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the DIP Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Post-Petition Obligations or any right of offset with respect thereto, and any failure by the DIP Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the DIP Agent or any Lender against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

      Section 10.06. Reinstatement. The guarantee contained in this Article X shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Post-Petition Obligations is rescinded or must otherwise be restored or returned by the DIP Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

      Section 10.07. Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the DIP Agent without set-off or counterclaim in Dollars at the office of the DIP Agent specified in this Agreement.


                                   ARTICLE XI

                                  MISCELLANEOUS

      Section 11.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

            (a) if to any Loan Party, to it at 3402 East University Drive, Phoenix, Arizona 85034, Attention of Chief Financial Officer (Facsimile No. _______) with a copy of any Notice of Default to: 250 E. Fifth Street, 5th Floor, Cincinnati, Ohio 45202, Attention of General Counsel, Treasurer (Facsimile No. (513) 629-2571) and to Squire, Sanders & Dempsey L.L.P., 312 Walnut Street, Suite 3500, Cincinnati, Ohio 45202, Attention: Stephen
      D. Lerner, Esq.;

            (b) if to the DIP Agent, Issuing Bank or Swingline Lender, to it at 111 West Monroe Street, Chicago, Illinois 60603, Attention of Lawrence A. Mizera (Facsimile No. (312) 461-7958; and

            (c) if to any other Lender, to it at the address (or facsimile number) set forth in its administrative questionnaire heretofore provided to the DIP Agent.

      Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

      Section 11.02. Waivers; Amendments. (a) No failure or delay by the DIP Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the DIP Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the DIP Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle such Loan Party or any other Loan Party to any other or further notice or demand in similar or other circumstances.

      (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the DIP Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the maturity of any Loan, or the required date of reimbursement of any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.15(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) increase the advance rate on the Investment Base referred in the definition of Borrowing Base or change any of the provisions of this Section or the percentage set forth in the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (vi) release Holdings or any Subsidiary Loan Party from its Guarantee, or limit its liability in respect of such Guarantee, without the written consent of each Lender, or (vii) release all or any substantial part of the Collateral from the Liens created or intended to be created by this Agreement and the other Security Documents, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the DIP Agent, the Issuing Bank or the Swingline Lender without the prior written consent of the DIP Agent, the Issuing Bank or the Swingline Lender, as the case may be. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by Holdings, the Borrower, the Required Lenders and the DIP Agent (and, if their rights or obligations are affected thereby, the Issuing Bank and the Swingline Lender) if (i) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement.

      Section 11.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the DIP Agent, including the reasonable fees, charges and disbursements of counsel for the DIP Agent, in connection with the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the DIP Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the DIP Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

      (b) The Borrower shall indemnify the DIP Agent, the Issuing Bank and each Lender, and the DIP Agent's agents, attorneys, and financial consultants and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions, any other transactions contemplated hereby,
(ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any Mortgaged Property or any other property currently or formerly owned or operated by Holdings, the Borrower or any Subsidiary, or any Environmental Liability related in any way to Holdings, the Borrower or any Subsidiary, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

      (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the DIP Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or

(b) of this Section, each Lender severally agrees to pay to the DIP Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the DIP Agent, the Issuing Bank or the Swingline Lender in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total DIP Exposures and unused Commitments at the time.

      (d) To the extent permitted by applicable law, neither Holdings, the Borrower nor any Subsidiary shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Bond Refinancing, the Transactions or any Loan or Letter of Credit or the use of the proceeds thereof.

      (e) RELEASE. FOR VALUE RECEIVED, INCLUDING WITHOUT LIMITATION, THE AGREEMENTS OF THE LENDERS IN THIS AGREEMENT, THE LOAN PARTIES HEREBY RELEASE THE DIP AGENT AND EACH LENDER, ITS CURRENT AND FORMER SHAREHOLDERS, DIRECTORS, OFFICERS, AGENTS, EMPLOYEES, ATTORNEYS, CONSULTANTS, AND PROFESSIONAL ADVISORS (COLLECTIVELY, THE "RELEASED PARTIES") OF AND FROM ANY AND ALL DEMANDS, ACTIONS, CAUSES OF ACTION, SUITS, CONTROVERSIES, ACTS AND OMISSIONS, LIABILITIES, AND OTHER CLAIMS OF EVERY KIND OR NATURE WHATSOEVER, BOTH IN LAW AND IN EQUITY, KNOWN OR UNKNOWN, WHICH ANY LOAN PARTY HAS OR EVER HAD AGAINST THE RELEASED PARTIES FROM THE BEGINNING OF THE WORLD TO THIS DATE, ARISING OUT OF THE FINANCING ARRANGEMENTS BETWEEN THE BORROWER, THE GUARANTORS, THE DIP AGENT AND THE LENDERS, AND THE LOAN PARTIES FURTHER ACKNOWLEDGE THAT, AS OF THE DATE HEREOF, THEY DO NOT HAVE ANY COUNTERCLAIM, SET-OFF, OR DEFENSE AGAINST THE RELEASED PARTIES, RELATING TO SUCH FINANCING ARRANGEMENTS EACH OF WHICH THE LOAN PARTIES HEREBY EXPRESSLY WAIVE. NOTHING CONTAINED HEREIN APPLIES TO THE PRE-PETITION CREDIT FACILITY OR THE PRE-PETITION AGENT OR PRE-PETITION LENDERS, IN THEIR CAPACITIES AS SUCH.

      (f) All amounts due under this Section shall be payable promptly after written demand therefor.

      Section 11.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by such Loan Party without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, express or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the DIP Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

      (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of the DIP Agent; provided that no consent of the DIP Agent shall be required for an assignment of any Commitment to an assignee that is a Lender with a Commitment immediately prior to giving effect to such assignment.

      (ii) Assignments shall be subject to the following additional conditions:

            (A) except in the case of an assignment to a Lender, or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the DIP Agent) shall not be less than $5,000,000 unless the DIP Agent otherwise consents;

            (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement;

            (C) the parties to each assignment shall execute and deliver to the DIP Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;

            (D) the assignee, if it shall not be a Lender, shall deliver to the DIP Agent an administrative questionnaire duly completed in the form then required by the DIP Agent; and

            (E) such assignee shall represent to the Borrower and the DIP Agent that it has the financial resources to honor its obligations as a Lender hereunder.

      (iii) Subject to acceptance and recording thereof pursuant to paragraph
(b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14 and 11.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

      (iv) The DIP Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the DIP Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

      (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the DIP Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

      (c) (i) Any Lender may, without the consent of the Borrower, the DIP Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the DIP Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 11.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13 and 2.14 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.15(e) as though it were a Lender.

      (ii) A Participant shall not be entitled to receive any greater payment under Section 2.13 or 2.14 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.14 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.14(e) as though it were a Lender.

      (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure the obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

      Section 11.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuances of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the DIP Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.13(d), 2.14, 11.03, 11.12 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

      Section 11.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in any number of counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the DIP Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the DIP Agent and when the DIP Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

      Section 11.07. Severability. Any provision of this Agreement held invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

      Section 11.08. Right of Set-Off. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held and other obligations at any time owing by such Lender or its Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any of and all the obligations of the Borrower or any other Loan Party now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of set-off) which such Lender may have.

      Section 11.09. Governing Law; Jurisdiction; Consent to Service of Process.
(a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

      (b) The United States Bankruptcy Court for the Southern District of Ohio, Western Division, shall have jurisdiction in any action or proceeding arising out of or relating to any Loan Documents.

      (c) Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

      (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 11.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

      Section 11.10. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

      Section 11.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

      Section 11.12. Confidentiality. Each of the DIP Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder,
(f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee or pledgee of or Participant in, or any prospective assignee or pledgee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the DIP Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than Holdings or the Borrower. For the purposes of this Section, "Information" means all information received from Holdings or the Borrower relating to Holdings or the Borrower or its business, other than any such information that is available to the DIP Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by Holdings or the Borrower. Notwithstanding anything herein to the contrary, any Party to this Agreement (and any employee, representative or other agent of such Party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure, except that tax treatment and tax structure shall not include the identity of any existing or future Party (or any affiliate of such Party) to this Agreement.

      Section 11.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

      Section 11.14. Disclosure. Each of the DIP Agent and each Lender may discuss the Borrower's business and the financial condition of the Borrower and its Subsidiaries with each other, the Pre-Petition Lenders and the Pre-Petition Agent.

      Section 11.15. No Modification; No Discharge; Survival of Claims. This Agreement, the credit extended hereunder and the Loan Documents shall not be modified, altered or affected in any manner by any plan of reorganization or any order of confirmation for any Debtor of any other financing or extensions or incurring of indebtedness by any Debtor pursuant to Section 364(c) of the Bankruptcy Code. Without limiting the generality of the foregoing, each of the Borrower and the Guarantors agrees that (i) its obligations hereunder shall not be discharged by the entry of an order confirming a plan of reorganization (and each of the Borrower and the Guarantors, pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge) and (ii) the Superpriority Claim granted to the DIP Agent and the Lenders pursuant to the Financing Order and described in Section 3.17 and the Lien granted to the DIP Agent pursuant to this Agreement and the Financing Order and described in Section 9.01 hereof shall not be affected in any manner by the entry of an order confirming a plan of reorganization.

      Section 11.16. Pre-Petition Loan Documents. Subject to the provisions of the Bankruptcy Code, the Pre-Petition Loan Documents shall remain in full force and effect, and the execution of this Agreement by the DIP Agent and the Lenders, and the execution of the other Loan Documents by those of the Debtors party thereto, and the delivery to and acceptance thereof by the DIP Agent and the Lenders, do not and shall not constitute a waiver of any provision of the Pre-Petition Loan Documents.

      Section 11.17. Bankruptcy Code Waivers. In consideration of the credit extended hereunder, to the extent not irreconcilably inconsistent with the provisions hereof or the Financing Order, the Borrower and each Guarantor hereby agrees not to assert and affirmatively waives any claim it otherwise might have under Sections 105, 506(c) and 552(b) of the Bankruptcy Code.

                           [SIGNATURE PAGES TO FOLLOW]

      IN WITNESS WHEREOF, the parties hereto have caused this Post-Petition Credit Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                      "BORROWER"


                                      EAGLEPICHER INCORPORATED, as Debtor and
                                         Debtor-in-Possession

                                      By
                                         Name___________________________________
                                         Title__________________________________


                                      "GUARANTORS"


                                      EAGLEPICHER HOLDINGS, INC., as Debtor and
                                         Debtor-in-Possession

                                      By
                                         Name___________________________________
                                         Title__________________________________


                                      EAGLE-PICHER FAR EAST, INC., as Debtor and
                                         Debtor-in-Possession
                                      EAGLEPICHER FILTRATION & MINERALS, INC.,
                                         as Debtor and Debtor-in-Possession
                                      EAGLEPICHER AUTOMOTIVE, INC., as Debtor
                                         and Debtor-in-Possession
                                      DAISY PARTS, INC., as Debtor and
                                         Debtor-in-Possession
                                      CARPENTER ENTERPRISES LIMITED, as Debtor
                                         and Debtor-in-Possession
                                      EAGLEPICHER PHARMACEUTICAL SERVICES, LLC,
                                         as Debtor and Debtor-in-Possession

                                      By
                                         Name___________________________________
                                         Title__________________________________

                                      "GUARANTORS"

                                      EAGLEPICHER TECHNOLOGIES, LLC, as Debtor
                                         and Debtor-in Possession

                                      By
                                         Name___________________________________
                                         Title__________________________________

                                      "LENDERS"

AMOUNT OF DIP COMMITMENT:             HARRIS TRUST AND SAVINGS BANK,
  $25,000,000                            individually as a Lender and as
                                         DIP Agent


                                      By
                                         Name___________________________________
                                         Title__________________________________

AMOUNT OF DIP COMMITMENT:             GENERAL ELECTRIC CAPITAL
  $12,500,000                            CORPORATION, AS LENDER


                                      By
                                         Name___________________________________
                                         Title__________________________________

AMOUNT OF DIP COMMITMENT:             UBS LOAN FINANCE LLC, AS LENDER
  $12,500,000

                                      By
                                         Name___________________________________
                                         Title__________________________________